UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material under §240.14a-12
Summit Materials, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 21, 2024
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Summit Materials, Inc. (“Summit Materials” or the “Company”) will be held at 8:00 a.m., Eastern Time, on Tuesday, May 21, 2024, at The Ritz-Carlton, Atlanta, The Congress Room, 181 Peachtree Street, N.E., Atlanta, Georgia 30303. The Annual Meeting is being held for the following purposes:
1
To elect the eleven nominees for director, named in the attached Proxy Statement (the “Proxy Statement”) to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2	To approve, on a nonbinding advisory basis, the compensation of our named executive officers (“NEOs”), as disclosed in the Proxy Statement;
3	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending December 28, 2024; and
4	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board recommends you vote (i) “FOR” the election of each of the nominees to the Board; (ii) “FOR” the approval, on a nonbinding advisory basis, of the compensation of our NEOs, as disclosed in the Proxy Statement; and (iii) “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm.
The Board has fixed March 25, 2024 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. This Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and form of proxy are being distributed and made available on or about April 8, 2024. As always, we encourage you to vote your shares prior to the Annual Meeting.
By Order of the Board of Directors

Christopher B. Gaskill Executive Vice President, Chief Legal Officer and Secretary
Denver, Colorado
April 8, 2024

SUMMIT MATERIALS AT A GLANCE
WHO WE ARE
Summit Materials is a market-leading producer of aggregates and cement with vertically integrated operations that supply ready-mix concrete, asphalt, as well as paving services in select markets.
We are geographically diverse, materials-led business of scale that offers customers in the United States and British Columbia, Canada high quality products and services for the public infrastructure, residential and non-residential end markets. Our operations benefit from Summit’s access to capital, IT resources, performance optimization practices and a highly-experienced management team. We believe this model allows us to realize the benefits of locally invested operators with the expertise and economies of scale of a larger entity.
We provided approximately 5,300 jobs in 2023, and we believe our people are our greatest asset. We support our employees with:
•	Health and wellness programs
•	Training and development programs with broad participation throughout all levels of the Company
•	An excellent safety track record
•	An Employee Stock Purchase Program and 401(k) retirement plans
•	Robust community engagement including support for local STEM education projects
We value diversity, equity, and inclusion (“DEI”):
•	31% of our workforce identified as non-white in 2023
•	55% of our Board of Directors is female and 20% of our executive officers are female, including our Chief Executive Officer
•	We have made conscious strides to address DEI within our business
Our geographic and end-user diversification and integration help us withstand market cycles:
•	We operated in 21 states and one Canadian province in 2023
•	Our end market base was roughly 38% public infrastructure-related and approximately 62% residential and non-residential (based on net revenues) in 2023
We focus on sustainability and community involvement to secure a stable and profitable future:
•
At Summit, we recognize that robust environmental and social performance is not only the right thing to do but that it is key to achieving our vision to be the most socially responsible integrated construction materials solution provider. To guide us to our vision, our North Star principles were developed through a company-wide strategic assessment. Those principles include:

○	Human / Social Impact: Ensuring people and their communities are valued and can thrive.
○	Land Reclamation: Measuring every drop of water we consume in water stressed areas and returning land better than when we found it.
○	Carbon Reduction: Reducing CO2 emissions to reach net zero by 2050.
•	Environmental programs support sustainability and profitability:
○
We have established both 2030 and 2050 targets for each of the North Star Pillars. Target setting was completed hand-in-hand with the development of our Elevate strategy. We embedded ESG targets in the planning process to ensure business decisions are made with sustainability considerations in mind. Further details for each target are found within our 2023 ESG Report.

○
We completed a qualitative climate risk assessment to support our enterprise risk process and to identify potential impacts of climate-related risks. We also completed a quantitative scenario modeling across our operations to assess our portfolio’s resilience under different external conditions. Scenario analysis is a critical tool for strategic planning, risk management and assessing our strategic resilience.

○	We completed a fleet electrification study to determine the potential benefits and impacts related to converting our fleet to electric vehicles.
○	We recycled more than 269,635 tons of concrete and more than 778,281 tons of recycled materials including metals, plastics, paper, cardboard and mixed recycling in 2023.
○	We recycled asphalt accounted for 20% of total tons produced in 2023.
○	On average, 45.7% of our cement plants’ energy came from alternative fuel in 2023. This equates to the amount of power that an estimated 10,000 American homes use in one year.[1]
•	We remain focused on exploring new, innovative ways in which we can meaningfully reduce the environmental impact where we operate and are wholly in support of achieving carbon neutrality by 2050:
○	Continuing to expand our Green America Recycling facility to increase our use of alternative fuels.
○	Continuing to commercialize Portland Limestone Cement (“PLC”), a cement that requires less emissions to produce.
○	Piloting next generation low carbon concrete.
○	Evaluating long term solutions for fleet electrification and diesel to line power conversion.
○	Leveraging safety, fuel and emissions monitoring data from our vehicles to reduce impacts.
•	We provide free Earth Sciences lesson plans that meet Rocks and Minerals Curriculum standards in North America.
•	Our employees volunteered in several charity initiatives within their communities through company sponsored engagement, with organizations such as United Way and Feeding America.
•	Our vendor code of conduct, human rights, and environmental policies govern our interactions with our stakeholders.
•
Our sustainability website (summit-materials.com/sustainability/) includes our sustainability report, which aligns with the Sustainability Accounting Standards Board (SASB) Construction Materials Standard, and further describes our deep commitment to the environment and the communities in which we operate.

[1]
According to the U.S. Energy Information Administration, in 2021, the average annual electricity consumption for a U.S. residential utility customer was 10,632 kilowatt hours (kWh), an average of about 886 kWh per month. https://www.eia.gov/tools/faqs/faq.php?id=97&t=3.

The Company’s strong performance was reflected in net income of $285.9 million.

2023 PERFORMANCE
In 2023, we reported net revenue of $2.4 billion and earnings of $285.9 million, or $2.40 per basic share.
Operating income increased 15.5% to $310.6 million:
•	Strong net revenue gains across all lines of business and led by organic growth in Aggregates and Asphalt
•	Average selling prices increased across all three reporting Segments
•	Net income attributable to Summit of $285.9 million, adjusted cash gross profit of $757.1 million, adjusted EBITDA of $578.0 million and free cash flow of $197.7 million*
•
We prioritized sustainable growth by investing in profit improving capital expenditures while advancing strategic divestitures that enhance our market-leading positions, and acquiring new businesses in targeted, strategic markets

•	Reduced our leverage ratio to 2.1x Net Debt to Adjusted EBITDA* at year end 2023, matching the lowest debt ratio in the Company’s history
*	Adjusted cash gross profit, Adjusted EBITDA, free cash flow, and Net Debt to Adjusted EBITDA are non-GAAP financial measures; see “Reconciliation of Non-GAAP Measures to GAAP” on Annex A.
OUR GOVERNANCE
•	Separate independent Chairman and Chief Executive Officer
•	55% of Board members are female
•	Age diversity on the Board; short average tenure; no over-boarded directors
•	Our Board adopted an NYSE compliant clawback policy

Letter from the Chairman
To Our Valued Stakeholders:
In 2023, Summit Materials’ Board had a busy and productive year as our Company delivered record financial performance and embarked upon the transformational combination with Argos USA to create a materials-led enterprise with national scale. Despite the significant effort involved in a transformational deal, the team never lost sight of its objectives, and Summit reported record annual net revenue and profitability, maintained a strong balance sheet, and allocated capital in alignment with the highest potential for growth and shareholder value creation.
We were delighted that the Argos transaction was overwhelmingly approved by an over 98% vote of our shareholders. We believe that support reflects the strong strategic and financial rationale of the combination. Our improved geographic diversification will enhance our ability to meet customer demand for cement in a capacity-constrained domestic market.
Subsequent to the transaction, we expanded our roster of Independent Directors. Their individual strengths and unique backgrounds together with a shared commitment to our mission and values will be invaluable as we integrate Argos USA into the Summit family and pursue our growth and return objectives. Please join me in welcoming Jorge Mario Velasquez, Irene Moshouris, and Juan Esteban Calle to the Summit Materials Board of Directors, who joined on January 12, 2024. Following these appointments, and together with the retirement of John Murphy, the Board consists of 11 directors, 10 of whom are independent.
I wish to thank John Murphy, who retired from the Summit Board after 12 years of service to the Company, including service as Chairman of the Audit Committee. John’s disciplined counsel on capital allocation matters helped set the stage for Summit’s success.
From a governance perspective, we strive to balance agility with foresight, which are both essential for strategic execution. Over the last three years, Summit has increased its Return on Invested Capital (ROIC) by 240 basis points and increased its quality of earnings with a 17% higher contribution of materials to its financial performance. We continue to support prudent capital allocation decisions that maximize flexibility to pursue additional growth opportunities, particularly in aggregates. Our strong balance sheet and manageable leverage profile prompted the recent credit rating upgrade to BB+ from S&P Global.
As a Board, we pride ourselves on upholding governance best practices. This includes:
•	Separate Independent Chairman and Chief Executive Officer
•	Fully Declassified Board (approved by shareholders in 2021)
•	NYSE-Compliant Clawback Policy
•	55% of Board Members are Female
•	90% of Directors are Independent
•	Age diversity on the Board; short average tenure; no over-boarded directors
•
Amended Corporate Governance Guidelines and Governance and Sustainability Committee’s charter to formally adopt a policy to require any candidate pool assembled to fill a vacancy of the Board to include candidates who are diverse in terms of ethnicity and/or gender

We believe that operating a lower cost, lower emission business will translate into sustainable competitive advantage. We were recognized in that effort by receiving an ESG rating of “AAA” from MSCI for the second year in a row, placing Summit in the top 5% of global issuers. In addition to commending our use of alternative fuels and reduction in diesel consumption, the report noted, “Summit Materials leads most global peers in corporate governance practices.”
As Chairman of the Board, I sincerely appreciate the trust and faith you have instilled in us. Thank you for your continued support, and I hope you are as excited as I am about the opportunities ahead with the continued execution of our Elevate Strategy.
Sincerely,

Howard L. Lance
Chairman of the Board of Directors
Summit Materials, Inc.

OUR BOARD OF DIRECTORS
ITEM 1
ELECTION OF DIRECTORS

The board of directors (the “Board”) of Summit Materials, Inc. (“Summit Materials” or the “Company”) currently has eleven seats. Our directors are Juan Esteban Calle, Joseph S. Cantie, Anne M. Cooney, Susan A. Ellerbusch, Howard L. Lance, Irene Moshouris, Anne P. Noonan, Tamla D. Oates-Forney, Jorge Mario Velásquez, Anne K. Wade, and Steven H. Wunning, and each of their terms will expire at this Annual Meeting.

At the Company’s 2021 Annual Meeting, the Company’s stockholders approved and adopted an amendment to the Company’s amended and restated Certificate of Incorporation (the “Charter”) to remove the three separate classes of directors of the Board and replace with one class of directors (the “Declassification Amendment”). As a result, all of the directors are up for election at the 2024 Annual Meeting to serve for a term of one year, and all directors will be elected to serve for one year terms at all subsequent Annual Meetings.

Accordingly, the Board proposes that Mss. Cooney, Ellerbusch, Moshouris, Noonan, Oates-Forney, Wade, and Messrs. Calle, Cantie, Lance, Velásquez, and Wunning be reelected to the Board for a one-year term expiring at the 2025 Annual Meeting. Each nominee for director will, if elected, continue in office until the 2025 Annual Meeting and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or removal.

The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld for any of the nominees. Under Securities and Exchange Commission (“SEC”) rules, proxies cannot be voted for a greater number of persons than the number of nominees named.

Each nominee has consented to be named as a nominee in this Proxy Statement and to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE
2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT SUMMIT MATERIALS | 1

Who We Are
We, the members of your Board, take seriously our jobs of overseeing Summit Materials on your behalf and on behalf of our employees, customers, suppliers and other stakeholders, all of whom uniquely matter to us.
The Board has nominated eleven directors to be elected at the Annual Meeting to each serve for one-year terms ending with the 2025 Annual Meeting of Stockholders and until a successor is duly elected and qualified, or until the earlier of the director’s death, resignation or removal. Each nominee is currently a director of the Company and has agreed to serve if elected. The age shown below for each director is as of May 21, 2024, which is the date of the Annual Meeting.
Juan Esteban Calle Age: 58 Director since 2024 BOARD COMMITTEES • Human Capital and Compensation	Juan Esteban Calle is currently the Chief Executive Officer of Cementos Argos S.A., a position he has held since February 2016.
Career Highlights
• Chief Executive Officer of Cementos Argos S.A. (February 2016-present)
• Chief Executive Officer of Empresas Publicas de Medellin (January 2012-December 2015)
• Various positions of increasing responsibility, including most recently as Investment
Advisor at the Montreal Bank of Montreal BMO Nesbitt Burns.

Skills / Experience
• Operational expertise
• Environmental and safety expertise
• Extensive experience in risk management and accounting and finance
• Corporate strategy, strategic initiative, and mergers & acquisitions expertise

Education • Bachelor’s Degree in Business Administration, Eafit University • MBA, University of Chicago
Also…
Since 2016, Mr. Calle has been Chairman of the Board of Directors of Argos Panamá S.A., as well as a member of the Board of Directors of Argos Dominicana S.A. and Argos Honduras S.A. de C.V., each subsidiaries of Cementos Argos S.A.

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Joseph S. Cantie Age: 60 Director since 2016 BOARD COMMITTEES • Audit OTHER BOARDS • TopBuild Corp. • Howmet Aerospace Inc.
Joseph S. Cantie is the former Executive Vice President and Chief Financial Officer of ZF TRW, a division of ZF Friedrichshafen AG, a global automotive supplier, a position he held from May 2015 until January 2016.

Career Highlights
• Executive Vice President and Chief Financial Officer, TRW Automotive Holdings Corp., which was acquired by ZF Industries in May 2015 (2003-2015)
• Various executive positions at TRW Automotive Holdings Corp. (1999-2003)
• Various executive positions, including Vice President and Controller of LucasVarity
Plc (1996-1999)

Skills / Experience • Financial and operating experience • Capital market experience • Extensive knowledge of the industrial sector
Education • BS, State University of New York at Buffalo
Also… Mr. Cantie spent 10 years at KPMG and is a certified public accountant.
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Anne M. Cooney Age: 64 Director since 2018 BOARD COMMITTEES • Human Capital and Compensation • Governance and Sustainability (Chair) OTHER BOARDS • The Manitowoc Company, Inc. • WESCO International, Inc.
Anne M. Cooney is the former President of the Process Industries and Drives Division of Siemens Industry, Inc., a division of Siemens AG, a multinational conglomerate primarily engaged in industrial engineering, electronics, energy, healthcare and infrastructure activities, a position she held from October 2014 until her retirement in December 2018.

Career Highlights
• President, Process Industries and Drives Division of Siemens Industry, Inc. (2014-2018)
• Chief Operating Officer, Siemens Healthcare’s Diagnostics division (2011-2014)
• President, Drives Technologies Division, Siemens Industry, Inc. (2009-2011)

Skills / Experience • Leadership experience • Management and operational experience
Education • BS in Industrial Management, Gannon University • MBA, Emory University
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Susan A. Ellerbusch Age: 56 Director since 2018 BOARD COMMITTEES • Audit • Governance and Sustainability OTHER BOARDS • CF Industries Holdings, Inc.
Ms. Ellerbusch is the former Senior Vice President, Strategic Direction for the Americas of Air Liquide S.A., a world leader in gases, technologies and services for industry and health, with a presence in 80 countries and more than 3 million customers and patients.

Career Highlights
• Senior Vice President, Strategic Direction for the Americas of Air Liquide S.A. (January 2022–December 2023)
• Chief Executive Officer of Air Liquide North America LLC (September 2019–January 2022)
• Chief Executive Officer of Air Liquide USA LLC (June 2017-September 2019)
• President, Air Liquide Large Industries U.S. (September 2015-June 2017)
• Various executive positions at British Petroleum, including President, BP Biofuels
North America from 2008 to 2015

Skills / Experience • Management and operational experience • Extensive knowledge of chemicals and energy industries
Education • BS in genetics, University of Illinois Urbana-Champaign • MBA, University of Illinois Chicago
Also… As head of Air Liquide’s operations in the U.S. and Canada, Ms. Ellerbusch led the company’s Large Industries, Industrial Merchant, Health Care, Hydrogen Mobility and Electronics businesses.
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Howard L. Lance Age: 68 Director since 2012 Chairman since 2013 BOARD COMMITTEES • N/A OTHER BOARDS • Mercury Systems
Howard L. Lance is the former President and Chief Executive Officer of Maxar Technologies Inc. and its predecessor MacDonald, Dettwiler and Associates Ltd., a global communications and information company, a position he held from May 2016 until January 2019.

Career Highlights
• Senior Advisor, EQT Infrastructure (November 2021-present)
• President and Chief Executive Officer, Maxar Technologies Inc. (May 2016-January 2019)
• Executive Advisor to The Blackstone Group L.P. (2012-April 2016)
• President & Chief Executive Officer, Harris Corporation (2003-2011)

Skills / Experience • Leadership experience • Extensive management and operational experience
Education • BS in Industrial Engineering, Bradley University • MS in Management, Krannert School of Management at Purdue University
Also…
Before joining Harris Corporation, Mr. Lance was co-president of NCR Corporation and Chief Operating Officer of its Retail and Financial Group. Previously, he spent 17 years with Emerson Electric Co., where he held senior management positions including Executive Vice President of its Electronics and Telecommunications segment, Chief Executive Officer and director of its Astec electronics subsidiary in Hong Kong, Group Vice President of its Climate Technologies segment and President of its Copeland Refrigeration division.

6 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Irene Moshouris Age: 63 Director since 2024 BOARD COMMITTEES • Audit OTHER BOARDS • XPO, Inc.	Irene Moshouris is the former Senior Vice President and Treasurer of United Rentals, Inc., a position she held from April 2011 until July 2023.
Career Highlights
• Senior Vice President and Treasurer of United Rentals, Inc. (April 2011-July 2023)
• Vice President and Treasurer of United Rentals, Inc.(August 2006-April 2011)
• Various finance roles with Avon Products and GTE Corporation

Skills / Experience • Leadership experience • Management and operational experience • Financial and Investing Experience
Education • BA in Accounting and Economics, Queens College • JD, Brooklyn Law School • Masters of Law in Taxation, New York University School of Law
Also…
Prior to her roles with United Rentals, Inc., Avon Products and GTE Corporation, Ms. Moshouris served as tax director-pharmaceutical group with Sterling Winthrop Inc. and tax manager with Arthur Andersen & Co. Ms. Moshouris continues to be employed by United Rentals, Inc. in a non-executive role.

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Anne P. Noonan Age: 60 Director since 2020 BOARD COMMITTEES • N/A OTHER BOARDS • CF Industries Holdings, Inc.
Anne P. Noonan was named the President and Chief Executive Officer of Summit Materials on September 1, 2020. Prior to joining Summit Materials, Ms. Noonan served as President and Chief Executive Officer and as a Director of OMNOVA Solutions Inc. (“OMNOVA”), a global provider of emulsion polymers, specialty chemicals, and decorative and functional surfaces, from November 2016 until April 1, 2020 when OMNOVA was acquired by Synthomer plc.

Career Highlights
• President and Chief Executive Officer, Summit Materials (September 2020-present)
• President and Chief Executive Officer, OMNOVA (November 2016-April 2020)
• President, Performance Chemicals, OMNOVA (2014-November 2016)

Skills / Experience
• Public company governance experience
• Operational expertise
• Environmental and safety expertise
• Extensive experience in risk management and accounting and finance
• Corporate strategy, strategic initiative, and mergers & acquisitions expertise
• Innovation and marketing
• Advocacy and regulatory affairs

Education • BS in Chemistry, University College Dublin, Ireland • MS in Organometallic Chemistry, University College Dublin, Ireland
Also…
Ms. Noonan spent 27 years at Chemtura Corporation, a global manufacturer of specialty chemicals. Ms. Noonan serves as the chairperson of the Corporate Governance and Nominating Committee for CF Industries Holdings, Inc.

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Tamla D. Oates-Forney Age: 52 Director since 2021 BOARD COMMITTEES • Human Capital and Compensation	Tamla D. Oates-Forney is the Chief Executive Officer of Linkage, a SHRM Company, a position she has held since April 2024.
Career Highlights
• Executive Vice President, Chief Human Resources Officer at USAA (August 2022–January 2024)
• Senior Vice President, Chief People Officer, at Waste Management (December 2018–July 2022)
• Various positions of increasing responsibility during a 20-year career at General Electric, including most recently as Vice President, Human Resources, GE Energy Connections, an electrification and automation business included in the General
Electric Company multinational conglomerate from October 2014-April 2018

Skills / Experience • Leadership experience • Extensive knowledge of the industrial sector
Education • BS in Business Administration, University of North Carolina at Chapel Hill
Also… Ms. Oates-Forney serves on the board of advisors of the University of North Carolina Kenan—Flagler Business School.
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Jorge Mario Velásquez Age: 63 Director since 2024 BOARD COMMITTEES • Governance and Sustainability	Jorge Mario Velásquez is currently the Chief Executive Officer of Grupo Argos S.A., a position he has held since April 2016.
Career Highlights
• Chief Executive Officer of Grupos Argos S.A, (April 2016-present)
• Various positions of increasing responsibility at Cementos Argos S.A., including Vice President of Logistics, Vice President of Caribbean Region and Chief Executive
Officer.

Skills / Experience
• Operational expertise
• Environmental and safety expertise
• Extensive experience in risk management and accounting and finance
• Corporate strategy, strategic initiative, and mergers & acquisitions expertise

Education • Degree in Civil Engineering, Antioquia School of Engineering • Postgraduate Diploma, Emphasis on the Cement Industry, Confederation of British Industries
Also…
Mr. Velásquez is a member of the Board of Directors of Cementos Argos S.A., Celsia, a subsidiary of Grupo Argos S.A., Odinsa, a subsidiary of Grupo Argos S.A., Fundación Grupo Argos, a foundation of Grupo Argos S.A., the National Association of Entrepreneurs - ANDI, a non-profit business association, Proantioquia, a non-profit foundation for the sustainable development of Antioquia, and the Superior Council of the EIA University located in Colombia.

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Anne K. Wade Age: 52 Director since 2016 BOARD COMMITTEES • Audit OTHER BOARDS • Man Group plc	Anne K. Wade is currently a Senior Advisor at Leaders’ Quest, an organization focused on culture, values, and driving social and financial impact in major corporations.
Career Highlights
• As part of Leaders’ Quest, Co-Director of the Banking Futures initiative in the UK (2014-2017)
• Senior Vice President and Director, Capital International, a part of the Capital Group
Companies (1995-2012)

Skills / Experience • Financial and investing experience • Extensive knowledge of infrastructure sectors • ESG and sustainability
Education • BA, magna cum laude, Harvard University • MS, London School of Economics
Also… Ms. Wade serves on the Board of Trustees for Bates College.
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Steven H. Wunning Age: 73 Director since 2016 BOARD COMMITTEES • Human Capital and Compensation (Chair) • Governance and Sustainability OTHER BOARDS • Kennametal Inc.	Steven H. Wunning served as Group President and Executive Office Member for Caterpillar Inc. (“Caterpillar”) from January 2004 until his retirement in February 2015. He joined Caterpillar in 1973.
Career Highlights
• Group President and Executive Office Member for Caterpillar from January 2004 until his retirement in February 2015
• Various executive positions at Caterpillar, including Vice President, Logistics Division from January 2000 to January 2004 and Vice President, Logistics & Product Services
Division from November 1998 to January 2000

Skills / Experience • Extensive board and management experience • Industrial and building products industry expertise
Education • BS in Metallurgical Engineering from Missouri University of Science and Technology • MBA, University of Illinois Urbana-Champaign
Also… Mr. Wunning serves on the Board of Trustees of Missouri University of Science and Technology.
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Board Organization
Good corporate governance at Summit Materials starts at the top—with how we, as the Board, are governed. We believe our board governance incorporates best-practice standards as appropriate for our Company:
•	We have an independent board Chairman
•	All members of our committees are independent
•	All of our non-employee directors are independent
•	All directors may request that items be added to the Board’s agenda or the agenda of any committee on which they serve
At the Board’s recommendation, at the Company’s 2021 Annual Meeting, the Company’s stockholders approved and adopted the Declassification Amendment. Accordingly, all eleven directors will be elected at the 2024 Annual Meeting to serve for a term of one year, and all directors will be elected to serve for one year terms at all subsequent Annual Meetings.
Director Independence Determination
Under our Corporate Governance Guidelines and the NYSE corporate governance rules for listed companies, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line test for independence set forth by the NYSE rules. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE rules. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
Our Board has affirmatively determined that each of Mss. Cooney, Ellerbusch, Moshouris, Oates-Forney, Wade, and Messrs. Calle, Cantie, Lance, Velásquez, and Wunning is independent, under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable NYSE rules, including with respect to applicable committee membership. Our Board also has determined that (i) each of the members of the Audit Committee, Mss. Ellerbusch, Moshouris, and Wade and Mr. Cantie, is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “financially literate” as required by NYSE rules and (ii) each of Mr. Cantie and Ms. Moshouris qualify as a “financial expert” as defined by SEC regulations.
In making its independence and financial literacy determinations, the Board considered and reviewed all information known to it, including information identified through annual directors’ questionnaires.
Board Leadership
The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company. The Board’s responsibility is one of oversight, and in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.
In accordance with the Company’s belief that its long-term success includes being good stewards of the environment, the Board oversees and supports the Company’s initiatives in these areas. In addition, the Board takes pride in supporting the Company’s efforts to offer a safe work environment to its employees and being a good corporate citizen in its local communities.
In accordance with our Corporate Governance Guidelines, the Board selects the Company’s Chairman and the Company’s Chief Executive Officer in any way it considers in the best interests of the Company, and it does not have a policy on whether the roles of Chairman and Chief Executive Officer should be separate or combined and, if separate, whether the Chairman should be selected from the independent directors. We believe that the separation of the Chairman of the Board and Chief Executive Officer positions is appropriate corporate governance for us as this time. Accordingly, Mr. Lance serves as the Chairman of the Board while Ms. Noonan serves as our Chief Executive Officer. Our Board believes that this structure best encourages the free and open dialogue of differing views and provides for strong checks and balances.
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Corporate Governance Documents
Our investor relations website at investors.summit-materials.com/govdocs, “Governance Documents,” has additional information on our board governance and corporate governance, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Whistleblower Policy, and the charters approved by the Board for the Audit Committee, the Human Capital and Compensation Committee, and the Governance and Sustainability Committee.
Board Meetings and Committees
The Board meets regularly during the year and holds special meetings and acts by unanimous written consent when circumstances require. During 2023, there were 11 meetings of the Board. Each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees on which he or she served (during the periods that he or she served) during 2023. In addition, directors are expected to make every effort to attend any meetings of stockholders. All of our directors who were serving at the time of the 2023 Annual Meeting of Stockholders attended the meeting.
The Board has established an Audit Committee, a Human Capital and Compensation Committee, and a Governance and Sustainability Committee (collectively, the “Committees”). The Committees keep the Board informed of their actions and assist the Board in fulfilling its oversight responsibility to stockholders. The table below provides current membership information as well as meeting information for the last fiscal year.
Name	Audit Committee	Human Capital and Compensation Committee	Governance and Sustainability Committee
Anne P. Noonan
Howard L. Lance*
Juan Esteban Calle		•
Joseph S. Cantie	Chair
Anne M. Cooney		•	Chair
Susan A. Ellerbusch	•		•
Irene Moshouris	•
Tamla D. Oates-Forney		•
Jorge Mario Velásquez			•
Anne K. Wade	•
Steven H. Wunning		Chair	•
Total Meetings in 2024	8	4	3
*	Independent Chairman of the Board.
The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.
Audit Committee
Our Audit Committee consists of Mss. Ellerbusch, Moshouris, and Wade and Mr. Cantie, with Mr. Cantie serving as chair.
Our Audit Committee is responsible for, among other things:
•	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	assisting the Board in evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•	assisting the Board in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•	assisting the Board in monitoring our compliance with legal and regulatory requirements;
•
overseeing the Company’s environmental, social and governance (“ESG”) reporting and disclosures (quantitative and qualitative) and related processes and controls, including conformity to the Company’s ESG strategy;

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•	reviewing the adequacy and effectiveness of our internal control over financial reporting;
•	assisting the Board in monitoring the performance of our internal audit function;
•	reviewing with management and our independent registered public accounting firm our annual and quarterly financial statements;
•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	preparing the Audit Committee Report that the rules and regulations of the SEC require to be included in our annual proxy statement;
•
reviewing and discussing with management and our independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management, including the major financial risk exposures and the steps management has taken to monitor and control such exposures; and

•
reviewing our information technology security controls with our Head of Information Technology and evaluating the adequacy of our information technology security program, compliance and controls with the Head of Information Technology.

Audit Committee Member Independence; Financial Literacy; Financial Expert
	Independent under NYSE governance standards and Rule 10A-3 of Exchange Act	Financially Literate	Audit Committee Financial Expert
Joseph S. Cantie	✔	✔	✔
Susan A. Ellerbusch	✔	✔
Irene Moshouris	✔	✔	✔
Anne K. Wade	✔	✔
Human Capital and Compensation Committee
Our Human Capital and Compensation Committee consists of Messrs. Calle and Wunning and Mss. Cooney and Oates-Forney, with Mr. Wunning serving as chair.
Our Human Capital and Compensation Committee is responsible for, among other things:
•
reviewing and approving or making recommendations to the Board with respect to corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating his/her performance in light of those goals and objectives and determining and approving his/her compensation level based on such evaluation;

•
reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers, including annual base salary, bonus, equity-based incentives and other benefits;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;
•	preparing the Compensation Committee Report required by the SEC to be included in our annual proxy statement;
•	reviewing and making recommendations with respect to our equity compensation plans;
•
reviewing, periodically, the Company’s (i) talent management strategies, such as the Company’s recruitment, development, promotion and retention programs; (ii) diversity and inclusion within the Company; and (iii) employee engagement and company culture;

•	reporting to the Board with respect to the Company’s human capital management; and
•
reviewing and discussing with our Chief Executive Officer the Company’s succession plans for key positions at the senior officer level, including the qualifications, experience, and development priorities for these individuals.

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Governance and Sustainability Committee
Our Governance and Sustainability Committee consists of Mss. Cooney and Ellerbusch and Messrs. Velásquez, and Wunning, with Ms. Cooney serving as chair.
Our Governance and Sustainability Committee is responsible for, among other things:
•	assisting our Board in identifying prospective director nominees and recommending nominees to the Board;
•	overseeing the annual evaluation of management;
•	overseeing the annual evaluation of the Board in conjunction with our Chairman’s regular informal interviews with our current directors to ensure the Board is functioning properly;
•	reviewing and advising the Board on developments in corporate governance practices;
•	reviewing and recommending the compensation of our directors;
•	developing and recommending a set of corporate governance guidelines;
•	recommending members for each committee of our Board; and
•	overseeing the Company’s approach to social responsibility and policies and initiatives related thereto.
Director Nominations
The Governance and Sustainability Committee identifies individuals believed to be qualified as candidates to serve on the Board and selects, or recommends that the Board select, the nominees for all directorships to be filled by the Board or by our stockholders at an annual or special meeting.
In identifying candidates for membership on the Board, the Committee takes into account all factors it considers appropriate, which may include:
•	individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially; and
•
all other factors the Committee considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.

In 2022, the Company amended its Corporate Governance Guidelines and Governance and Sustainability Committee’s charter and formally adopted a policy to require any candidate pool assembled to fill a vacancy of the Board to include candidates who are diverse in terms of ethnicity and/or gender. The Board is proud of the gender diversity it has been able to accomplish over the last few years, which has resulted in the Board being comprised of 55% females and 45% males. In addition, the Board made strides in other forms of diversity, including racial and ethnic diversity, in connection with the appointment of Ms. Oates-Forney, who identifies as African American in 2021 and the addition of Messrs. Esteban and Velásquez, each of whom identifies as Hispanic.
The Committee also may consider the extent to which the candidate would fill a present need on the Board. When evaluating whether to re-nominate existing directors, the Committee considers matters relating to the retirement of current directors, as well as the performance of such directors.
The Governance and Sustainability Committee evaluates director candidates recommended by stockholders on the same basis as it considers other nominees. Any recommendation submitted to the Chief Legal Officer and Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and the written consent of the candidate to serve as one of our directors, if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Chief Legal Officer and Secretary, Summit Materials, Inc., 1801 California Street, Suite 3500, Denver, Colorado 80202. All recommendations for nomination received by the Chief Legal Officer and Secretary that satisfy the requirements of our Third Amended and Restated Bylaws (the “Bylaws”) relating to such director nominations will be presented to the Governance and Sustainability Committee for its consideration. Please see the section entitled “Future Shareholder Proposals and Nominations” for information regarding the advance notice provisions applicable to stockholder director nominations set forth in our Bylaws.
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Stockholder Agreement
On January 12, 2024, the Company, consummated a transaction (the “Argos Transaction”) pursuant to that certain Transaction Agreement, dated as of September 7, 2023 with Argos North America Corp., a Delaware corporation (“Argos USA”), Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos Argos”), Argos SEM, LLC, a Delaware limited liability company (“Argos SEM”), and Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama (“Valle Cement” and, together with Argos SEM, the “Argos Parties”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Company acquired all of the outstanding equity interests of Argos USA from the Argos Parties. Upon the consummation of the Argos Transaction, Cementos Argos, Argos SEM, Valle Cement, the Company and, solely for the purpose of specified sections of the Stockholder Agreement, Grupo Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Grupo Argos”), entered into a Stockholder Agreement (the “Stockholder Agreement”). Pursuant to the Stockholder Agreement, the Company agreed to the following terms:
•
the Board is required to be comprised of eleven or fewer directors, including three individuals designated by Cementos Argos as its nominees (each such person, an “Investor Nominee”, and, collectively, the “Investor Nominees”); and

•	at any annual meeting or special meeting of stockholders of the Company at which directors are to be elected to the Board, the Company shall nominate:
○
three Investor Nominees who are Acceptable Persons (as defined in the Stockholder Agreement) to the Board, as long as Investor Anchor beneficially owns greater than 25.0% of the then-outstanding shares of Class A Common Stock (the “25% Threshold”); provided that, one such Investor Nominee will be an individual that qualifies as an independent director of the Company under Rule 303A(2) of the NYSE Listed Company Manual;

○
two Investor Nominees who are Acceptable Persons to the Board, as long as Investor Anchor beneficially owns greater than 17.5% of the then-outstanding shares of Class A Common Stock (the “17.5% Threshold”) but less than or equal to the 25% Threshold; and

○
one Investor Nominee who is an Acceptable Person to the Board, as long as Investor Anchor beneficially owns greater than 5.0% of the then-outstanding shares of Class A Common Stock but less than or equal to the 17.5% Threshold.

Cementos Argos’s right to designate Investor Nominees will cease to exist after Investor Anchor no longer beneficially owns more than 5.0% of the outstanding shares of Class A Common Stock, subject to the terms and conditions of the Stockholder Agreement.
Compensation Committee Interlocks and Insider Participation
During 2023, the members of the Human Capital and Compensation Committee were Messrs. Wunning and Lance and Mss. Cooney and Oates-Forney, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom has ever served as an officer of the Company. During 2023, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Human Capital and Compensation Committee or the Board.
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Board Operations
The Board believes that the practices it follows and the guidelines it adopts governing how it operates set an important tone at the top. Among other things the Board:
•	meets regularly;
•	meets periodically in executive session of its independent directors;
•	has the authority to retain independent advisors;
•	enables directors to have access to management;
•	limits the number of public company boards on which directors may serve;
•	expects its members as well as the Company’s executives to satisfy the stock ownership guidelines; and
•	prohibits its members and the Company’s executives from taking specified hedging and pledging actions with the Company’s stock.
Executive Sessions and Communications with Directors
The Board’s independent directors meet at regularly scheduled executive sessions without management present. Mr. Lance presides at executive sessions of independent directors.
Stockholders and other interested parties may communicate with the Board by writing to the Chief Legal Officer and Secretary, Summit Materials, Inc., 1801 California Street, Suite 3500, Denver, Colorado 80202. Written communications may be addressed to the Chairman of the Board, the chairperson of any of the Audit, Governance and Sustainability, and Human Capital and Compensation Committees, or to the non-management or independent directors as a group. The Chief Legal Officer will forward such communications to the party determined to be appropriate for delivery. Materials that may not be forwarded include junk mail and items that do not pertain to board matters.
Risk Oversight
The Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews guidelines and policies governing the process by which senior management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The Human Capital and Compensation Committee oversees risks relating to the Company’s compensation and human capital management policies and practices. Each committee charged with risk oversight reports to the Board on those matters.
Cybersecurity
As part of our enterprise risk management function, we have implemented processes to assess, identify and manage the material risks facing the Company, including from cyber threats. Our enterprise risk management function represents our overall risk management system. Our cybersecurity program is built upon recognized security frameworks. We believe that our processes provide us with a comprehensive assessment of potential cyber threats. We conduct regular scans, penetration tests, and vulnerability assessments to identify any potential threats or vulnerabilities in our systems. Our processes to assess, identify and manage the material risks from cyber threats include the risks arising from threats associated with third party service providers, including cloud-based platforms.
We have developed a cyber incident response plan which provides a documented framework for handling security incidents and facilitates coordination across multiple parts of the company. Dedicated members of our information security team, led by our Vice President, Infrastructure, constantly monitor threat intelligence feeds, handles vulnerability management and responds to incidents. In addition, we periodically perform simulations and drills at both a technical and management level.
Internally, we have a security awareness training platform which includes training that reinforces our information technology and security policies, standards and practices, and we require that our employees comply with these policies. The security awareness training platform offers training on how to identify potential cybersecurity risks and protect our resources and information. This training is mandatory for all employees on a periodic basis, and it is supplemented by testing initiatives, including periodic phishing tests.
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From time to time, we engage third-party service providers to enhance our risk mitigation efforts. For instance, we have engaged an independent cybersecurity advisor to lead a cybersecurity crisis simulation exercise that has been used by our senior leaders to prepare for a possible cyber crisis. We have also partnered with an industry expert’s incident response group to help deconstruct, manage and mitigate impact from any cyber-related incident. We also purchase insurance to help protect us against the risk of cybersecurity breaches.
To date, we have not had a significant cybersecurity breach or attack that has had a material impact on our business or results of operations.
Our Board of Directors exercises direct oversight of our strategic risks through its oversight of our enterprise risk management function. The Audit Committee of the Board of Directors in particular is responsible for reviewing our IT security controls and the adequacy of our IT security program, compliance and controls with management. As part of such oversight, the Board of Directors, including members of the Audit Committee, receives periodic reports from our Chief Information Officer and Vice President, Infrastructure to assess the primary cybersecurity risks we face. Our Chief Accounting Officer reports directly to the Board of Directors on our company-wide enterprise risk management, which includes an evaluation of cyber risks and threats. Our Chief Information Officer, together with our Vice President, Infrastructure, is responsible for the day-to-day management of our cybersecurity risks.
ESG Oversight
The Company recognizes that ESG performance is essential to the Company’s long-term success and is an important issue to many of its stockholders. As a result, the Company has implemented the following oversight structure to ensure that the Company’s performance in these areas is monitored appropriately:

ESG OVERSIGHT

BOARD OF DIRECTORS
Audit Committee
Governance & Sustainability Committee
Human Capital & Compensation Committee
SENIOR LEADERSHIP TEAM & ERC
Finance, Legal, H.R., & I.R.
Sustainability Council
Operations Management
(Through EMS)

In light of the importance of environmental and climate change matters to the Company, its shareholders, communities, customers, and employees, and the associated risks the Company faces, the full Board oversees environmental risk factors and receives regular updates from management and the Company’s sustainability team on the Company’s environmental risk profile and key risk mitigating initiatives. The Company’s management functions involved in overseeing and managing climate risk include, but are not limited to, safety, sustainability, finance and internal audit, and legal. Furthermore, each of the Company’s operations has personnel responsible for maintaining compliance with environmental rules and regulations.
In addition, the Company views sustainability as one of its core values and takes its responsibilities to the lands it operates on seriously. The Company has a dedicated Enterprise Risk Committee (the “ERC”) that continually identifies and evaluates environmental and other risks, including the Company’s compliance with environmental rules and regulations. The ERC reports to the full Board. The ERC undertakes regular, systematized review of the environmental risks affecting the Company, including those associated with climate change, that may affect the Company’s businesses and also meets with key leaders in the Company’s operations to identify and address such risks.
The Company has an Environmental Management System (the “EMS”) called eVue to facilitate its ongoing compliance with environmental rules and regulations across many of its operations.
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With respect to abnormal weather and other physical effects of climate change, to which, as an outdoor business, the Company is acutely attuned, the Company is seeking to monitor and reduce its contribution to climate change. The Company’s efforts include, but are not limited to, the following:
•	Establishing clear 2030 and 2050 targets for carbon emissions reductions, including a strategy for achieving net zero emissions by 2050, land use improvement, and social impact;
•	Reporting on its sustainability progress annually under the SASB Construction Materials Framework;
•	Preliminary efforts towards a climate risk assessment of potential transition and physical risks;
•	Aligning with the United Nations Sustainable Development Goals to guide and influence the Company’s programs and reporting;
•	Recycling of hazardous waste, and use of such waste as an alternative fuel source to power the Company’s cement plants;
•	Use of hybrid vehicles and equipment;
•	Use of recycled materials, including recycled asphalt and recycled concrete;
•	Managing and tracking the Company’s fleet to optimize fuel efficiency and reduce unnecessary consumption;
•	Managing and mitigating the Company’s waste;
•	Promoting progressive reclamation and biodiversity focused actions; and
•	Tracking and managing the Company’s water use, with a focus on areas of water scarcity.
The Company also continues to comprehensively focus on its energy inputs, CO2 and other pollutant emissions from its cement plants. From an energy use standpoint, the Company’s alternative fuel usage rate of 38.2% at its cement plants is notable in comparison to the average U.S. industry rate of 25% as reported by the U.S. Environmental Protection Agency in 2008. The Company has made advancements in recent years to (i) accept more diverse materials at its hazardous waste recycling business, (ii) increase its alternative fuel use, and (iii) divert thousands of pounds of waste from landfills. The Company has also developed a long-term strategy to address its CO2 emissions from its cement operations that are fully discussed in its 2023 sustainability report.
With respect to emissions impacts, in 2021 the Company completed a comprehensive review of the Company’s greenhouse gas (“GHG”) emissions reporting capabilities across all of the Company’s operations for 2020. This assessment focused on Scope 1 and Scope 2 emissions, which represent emissions from direct operations and indirect electricity purchases, respectively. In addition, in 2022, the Company completed a climate physical and transition risk scenario analysis. This high level, qualitative climate risk assessment was informed by the Task Force on Climate-related Financial Disclosures (“TCFD”) recommendations and makes reference to third party scenarios, such as the International Energy Agency’s (“IEA”) Sustainability Development-Scenarios.
Now that the Company has implemented the appropriate reporting framework and controls, the Company has been able to establish goals related to emissions and other factors contributing to climate change. As the Company systematizes its approach to mitigating its climate impact, it will continue to pursue and expand upon the beneficial initiatives it is already implementing, such as the use of hybrid vehicles, a robust recycling and waste program, and sourcing alternative fuels to power its operations. In 2023, the Company conducted a company-wide fleet electrification study. This study analyzed the feasibility, costs and benefits of transitioning the fleet to electric vehicles. The findings of this study informed future decision-making around fleet electrification.
The Company also seeks to carry out progressive reclamation whenever possible, and it believes in the protection and restoration of areas of high biodiversity value. In 2014, the Company established a partnership with the Wildlife Habitat Council (“WHC”). We currently have eight sites certified by the WHC, covering approximately 2,300 acres across the country. As of 2023, Summit has been awarded 3 Gold Tier WHC certifications. We remain focused on exploring new, innovative ways in which the Company can meaningfully reduce the environmental impact where we operate and are wholly in support of achieving carbon neutrality by 2050.
Finally, the Company values the communities in which it operates and offers engagement through STEM education programs to enhance local education programs, encourage transparency and outreach.
Code of Ethics
The Company’s Code of Business Conduct and Ethics applies to all of its officers, directors and employees, including its principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions and is posted on our website. The Company’s Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on its website.
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Short Sales and Hedging Policy
The Company’s Securities Trading Policy prohibits directors, officers, and employees (“Summit Materials Personnel”), family members of Summit Materials Personnel and trusts, corporations and other entities controlled by any such persons (collectively, “Insiders”) from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery). In addition, Summit Materials Personnel are prohibited under the Securities Trading Policy from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities.
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Director Compensation
In 2023, all of the Company’s non-employee directors received annual cash compensation of $110,000. The independent chairperson of the Board received an additional $140,000 cash compensation. The respective chairpersons of the Audit Committee, Human Capital and Compensation Committee and Governance and Sustainability Committee (unless such chairperson is also the chairperson of the Board) received an additional $25,000, $20,000 and $15,000, respectively. Directors who were not employed by us may also receive compensation, from time to time, for service on any special committees of the Board. The Company reimburses its directors for any reasonable expenses incurred by them in connection with services provided in such capacity.
In addition, during 2023, all of the Company’s non-employee directors received an annual award of restricted stock units (“RSUs”) valued at $130,000 based on the closing price of the Company’s common stock for the twenty trading days immediately preceding the grant date, which amount differs from the grant date fair value of the RSUs computed in accordance with ASC 718, utilizing the assumptions discussed in Note 13, Stock-Based Compensation, to our audited consolidated financial statements included in the 2023 Annual Report. A grant of 4,038 RSUs was made to each of Messrs. Lance, Cantie, Murphy, and Wunning and Mss. Cooney, Ellerbusch, Oates-Forney, and Wade on February 22, 2023. The RSUs were granted under the Summit Materials, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), and the terms thereof are outlined in the table below. Further, the RSU awards are subject to the Company’s Incentive Compensation Clawback Policy.
Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), the Company’s independent compensation consultant (the “Independent Compensation Consultant”), performs a comprehensive competitive total compensation review for the Company’s non-employee directors regularly. A competitive total compensation study was performed in November 2020, comparing the Company’s total compensation structure and value to peer companies. The Company is currently competitively positioned. In the years the Independent Compensation Consultant does not perform a comprehensive review, they review broader U.S. market trends with the Human Capital and Compensation Committee.
Award Type	Vesting	Termination or Change in Control Provisions
RSUs	Vest on the first anniversary of the date of grant(1)
• Death or Disability / By the Company Without Cause: Unvested portion will immediately vest.
• Change in Control: Accelerated only if not continued, converted, assumed or replaced by the Company or successor entity.

(1)
Non-employee directors have the right to defer the settlement of annual awards of RSUs until the earlier of (i) the first business day in a year, specified by the director, that is after the date of vesting provided in the RSU award agreement and (ii) a specified period after the director’s service on the Board ends.

Director Compensation Table
The table below summarizes the compensation paid to non-employee directors for the year ended December 31, 2023.
Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total Compensation
Howard L. Lance	$250,000	$120,736	$370,736
Joseph S. Cantie	$110,000	$120,736	$230,736
Anne M. Cooney	$125,000	$120,736	$245,736
Susan A. Ellerbusch	$110,000	$120,736	$230,736
John R. Murphy(3)	$135,000	$120,736	$255,736
Tamla D. Oates-Forney	$110,000	$120,736	$230,736
Anne K. Wade	$110,000	$120,736	$230,736
Steven H. Wunning	$130,000	$120,736	$250,736
(1)
The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of RSUs granted in fiscal 2023, computed in accordance with ASC 718, utilizing the assumptions discussed in Note 13, Stock-Based Compensation, to our audited consolidated financial statements included in the 2023 Annual Report. As of December 31, 2023, each of our non-employee directors held 4,038 RSUs. As noted above, our targeted equity value is $130,000 annually. The value in this column does not necessarily match the $130,000 target because we calculate the number of RSUs to grant based on the 20-day average closing stock price ($32.19) immediately preceding the grant date in order to mitigate the potential impact of short-term stock price swings on our equity grants.

(2)
We did not make any option awards to directors in fiscal 2023. As of December 31, 2023, Messrs. Lance and Murphy held 81,611 and 10,220 time-vesting Leverage Restoration Options, respectively. Time-vesting Leverage Restoration Options held by our directors have the same vesting terms as those held by our NEOs and described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Pre-IPO Long-Term Incentive Awards (Value From Modifications to Eliminate Misalignment Post-IPO).”

(3)	Upon the consummation of the Argos Transaction, Mr. Murphy retired from the Board.
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OUR PAY
Our “Say-on-Pay” Resolution Received 99% Support in 2023.

We believe our executive compensation structure is competitive, is aligned with current governance trends and contains stockholder-friendly features. These stockholder-friendly features include the following:
What We Do (Best Practice)	What We Don’t Do / Don’t Allow
    Enforce strict insider trading, anti-hedging and anti-pledging policies
    Set robust stock ownership guidelines for executives and directors
    Provide provisions for recoupment (“clawback”) of equity incentive compensation in our award agreements and adopted a policy for clawback of annual cash bonuses and equity incentive compensation
    Disclose performance goals for incentive programs
    Set a maximum payout limit on our annual and long-term incentive programs for our NEOs
    Incorporate double-trigger change-in-control provisions that are consistent with market practice
    Retain an independent compensation consultant that reports directly to the Human Capital and Compensation Committee
    Perform an annual compensation program risk assessment to ensure that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company
    Strong alignment between pay and company performance
    Annual review of share utilization

     No change-in-control severance multiple in excess of three times salary and target bonus
    No excise tax gross-ups upon a change in control
    No re-pricing or cash buyout of underwater stock options
    No enhanced retirement formulas
    No guaranteed compensation
    No market timing with granting of equity awards
    Substantially no perquisites for our NEOs
    No payment of dividends or dividend equivalents on unvested stock or unearned performance units

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ITEM 2
NONBINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NEOs

Under the Dodd-Frank Wall Street Reform Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a nonbinding advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement in accordance with SEC rules. The compensation of our NEOs subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. The compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment, while ensuring that our executives remain incentivized to accomplish the Company’s long-term business plan. As discussed in this Proxy Statement, the vast majority of each NEO’s pay is at-risk and largely tied to challenging performance goals. We believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests.

The Board is asking our stockholders to indicate their support for the compensation of our NEOs as disclosed in this Proxy Statement by casting a nonbinding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosure, is hereby APPROVED.”

Because the vote to approve the compensation of our NEOs is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Human Capital and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements, as a part of its robust compensation review and assessment process. Nonbinding advisory approval of this proposal requires the vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NONBINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs, AS DISCLOSED IN THIS PROXY STATEMENT
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Compensation Committee Report

The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included (incorporated by reference) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and in this Proxy Statement.

Submitted by the Human Capital and Compensation Committee of the Board.
Steven H. Wunning, Chair Juan Esteban Calle Anne M. Cooney Tamla D. Oates-Forney

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Compensation Discussion and Analysis—Executive Summary
Named Executive Officers
The following Compensation Discussion and Analysis (“CD&A”) describes our 2023 executive compensation structure, earned by or paid to the following named executive officers (“NEOs”):
Anne P. Noonan	President and Chief Executive Officer
Scott Anderson(1)	Executive Vice President and Chief Financial Officer
Karli S. Anderson	Executive Vice President, Chief People and ESG Officer and Head of Communications
Christopher B. Gaskill	Executive Vice President, Chief Legal Officer and Secretary
Kekin M. Ghelani	Chief Strategy and Growth Officer
Brian J. Harris(2)	Former Executive Vice President and Chief Financial Officer
(1)	On March 1, 2023, Mr. Anderson was promoted to Executive Vice President and Chief Financial Officer.
(2)
On March 1, 2023, Mr. Harris transitioned to the role of Senior Advisor for 30 days until his subsequent retirement. Mr. Harris will remain available to the Company for consultation through December 31, 2024.

2023 Financial Highlights
The Company launched its Elevate Summit strategy in March 2021. Elevate Summit has multiple aspects and horizons:
•	become the market leader in advantaged exurban & markets where we invest and grow for a #1 or #2 market position;
•	utilize asset light partnerships to maximize the pull through and reduce volatility in select markets while enhancing EBITDA margin and return on invested capital (“ROIC”);
•	become the most socially responsible integrated construction materials solution provider; and
•	develop innovative solutions to address tomorrow’s challenges.
Within these key themes, we specifically targeted a reduction in leverage below 3X EBITDA, increase in margins and optimization of our portfolio.
This allowed the Company to achieve the following in 2023:
•	Strong net revenue gains across lines of business and led by organic growth in Aggregates and Asphalt
•	Average selling prices increased across all three reporting Segments
•	Net income attributable to Summit of $285.9 million, adjusted cash gross profit of $757.1 million, adjusted EBITDA of $578.0 million and free cash flow of $197.7 million*
•
We prioritized sustainable growth by investing in profit improving capital expenditures while advancing strategic divestitures that enhance our market-leading positions, and acquiring new businesses in targeted, strategic markets

•	Reduced our leverage ratio to 2.1x Net Debt to Adjusted EBITDA* at year end 2023, matching the lowest debt ratio in the Company’s history
*	Adjusted cash gross profit, adjusted EBITDA, free cash flow, and Net Debt to Adjusted EBITDA are non-GAAP financial measures; see “Reconciliation of Non-GAAP Measures to GAAP” on Annex A.
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Compensation Discussion and Analysis—What We Paid
In 2023, our executive compensation structure consisted of four primary components: base salary; annual cash incentives; long-term equity incentives; and traditional health/welfare plans. We provide substantially no perquisites to our NEOs.
2023 Compensation at a Glance
	Pay Element	Description	2022 Payout / Changes
Fixed	Base Salary	Fixed pay to recruit and retain executives
In March of 2023, base salaries increased compared to 2022 for our NEOs as follows: Ms. Noonan by 4%, Mr. Anderson by 30%, Mr. Gaskill by 10%, and Mr. Ghelani by 3.5%. Ms. Anderson’s and Mr. Harris’ base salaries were unchanged from 2022.
The base salary increases for Ms. Noonan and Mr. Ghelani reflected our standard merit increase. Mr. Gaskill’s base salary was increased in order to reflect a competitive base salary for similar roles.
On March 1, 2023, Mr. Anderson’s base salary was increased to $566,800 in connection with his promotion to Executive Vice President and Chief Financial Officer.

Variable	Annual Cash Bonus
Annual cash incentives based on rigorous financial, operational and personal goals measured over one year:
  •  60% Adjusted EBITDA
  •  10% EBITDA Margin
  •  10% Recordable Incident Rate
  •  10% Safety Risk Assessment Reviewed
  •  10% Bedrock Milestones
Maximum payout is capped at 200% of target
Personal performance modifier based on specific individual performance goals

For 2023, our NEO target Annual Cash Bonus opportunities were the same as 2022.
In 2023, we modified our performance metrics to include certain Bedrock Milestones that are designed to drive and support the way the Company works by simplifying, standardizing, and automating critical processes to achieve the Elevate Summit Strategy.
Each of our NEOs earned annual cash bonuses as set forth below in “Elements of Pay: Annual Cash Incentives—2023 Actual Performance and Payouts.”

Long-Term Equity Incentives
Annual long-term equity awards align executives’ interests with stockholders.
50% Performance Units
  •  Vest 50% based on 3-year relative total shareholder return (“TSR”) compared to Materials Sector and Capital Goods Sector in the S&P 400 Midcap Index.
       ○  Capped at target if absolute TSR is negative.
  •  Vest 50% based on the average three-year ROIC performance for three successive one-year periods.
  •  Maximum payout is capped at 200% of target.
  •  Grants are based in the Company’s Class A Common Stock.
50% RSUs
  •  Vest ratably over 3 years
  •  Grants are based in the Company’s Class A Common Stock.

For 2023, our NEO target Long-Term Equity Incentive opportunities were the same as 2022 except for (i) Ms. Noonan whose opportunity increased from 340% of base salary to 350% of base salary in order to reflect competitive total compensation opportunities for similar roles and (ii) Mr. Harris did not receive any equity awards pursuant to the terms of the Transition Agreement.
Performance attainment / payouts for the 2021 performance unit grant covering January 1, 2021 through December 31, 2023 were as follows:
  •  3-year TSR performance ranked at the 74th percentile (195.65% of target payout)
  •  3-year ROIC performance was above target at 9.43% (125.75% of target payout)
  •  The combined payout with 50/50 weighting was 160.7% of target.

Other	Traditional Benefits	Executive benefits are substantially similar to benefits offered to other employees.	No change
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Pay Mix and Magnitude
The Human Capital and Compensation Committee believes that a significant majority of both the Chief Executive Officer’s and other NEOs’ pay should be at risk and not guaranteed. Compensation is tied to challenging performance objectives and this is illustrated in our pay mix. A large percentage of total target compensation is at risk through long-term equity awards and annual cash incentive awards. These awards are linked to performance measures that correlate with long-term stockholder value creation. The amounts actually realized by our NEOs with respect to these awards depend on a variety of factors, including the level of attainment of the relevant performance goals and the extent of vesting of performance units and RSUs and the value of our stock when performance units and RSUs vest.
The target values of long-term equity incentive awards used in the charts below differ from the compensation reported in the Summary Compensation Table due to the use of the grant date fair value in the Summary Compensation Table which is calculated in accordance with ASC 718, utilizing the assumptions discussed in our audited consolidated financial statements included in the 2023 Annual Report. The mix of total direct compensation at target for 2023 for our Chief Executive Officer and the average of our other NEOs (excluding Mr. Harris) is shown in the charts below.

(1)	Other NEOs excludes Mr. Harris.
The Human Capital and Compensation Committee approved the following compensation targets for 2023:
	Base Salary	Annual Bonus Target as % of Base Salary	Long-Term Incentive Target as % of Base Salary
Anne P. Noonan	$1,040,000	135%	350%
Scott Anderson (1)	$566,800	75%	125%
Karli S. Anderson	$475,000	65%	125%
Christopher B. Gaskill	$485,100	65%	125%
Kekin M. Ghelani	$543,380	75%	125%
(1)	On March 1, 2023, Mr. Anderson’s base salary was increased from $436,000 to $566,800 in connection with his promotion to Executive Vice President and Chief Financial Officer.
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Elements of Pay: Base Salary
The Human Capital and Compensation Committee determines base salaries for the NEOs and other executives based on a number of factors, including but not limited to, the Human Capital and Compensation Committee’s understanding of executive pay practices, individual performance, Company performance and management recommendations (except with respect to the Chief Executive Officer).
The base salary increases for Ms. Noonan was 4%, Mr. Anderson was 30%, Mr. Gaskill was 10%, and Mr. Ghelani was 3.5%. Ms. Anderson’s and Mr. Harris’ base salaries were unchanged from 2022.
The base salary increases for Ms. Noonan and Mr. Ghelani reflected our standard merit increase. Mr. Gaskill’s base salary was increased in order to reflect a competitive base salary for similar roles. Mr. Anderson’s base salary was increased in connection with his promotion to Executive Vice President and Chief Financial Officer. These base salaries reflect a thorough review of competitive market data, internal alignment of total compensation opportunity, and are consistent with competitive market data provided by the Independent Compensation Consultant.
	2023 Target Base Salary	2022 to 2023 Increase
Anne P. Noonan	$1,040,000	4%
Scott Anderson(1)	$566,800	30%
Karli S. Anderson	$475,000	N/A
Christopher B. Gaskill	$485,100	10%
Kekin M. Ghelani	$543,3800	3.5%
Brian J. Harris	$631,000	N/A
(1)	On March 1, 2023, Mr. Anderson’s base salary was increased from $436,000 to $566,800 in connection with his promotion to Executive Vice President and Chief Financial Officer.
Elements of Pay: Annual Cash Incentives
2023 TARGET ANNUAL INCENTIVE AWARD OPPORTUNITIES
At the start of each fiscal year, the Board approves annual incentive compensation targets, as a percentage of target base salary, based on competitive market data provided by the Independent Compensation Consultant for our direct competitors and overall peer group, management’s recommendations and other relevant factors. The 2023 annual incentive targets, as a percentage of target base salary, for our NEOs were unchanged from 2022 for Ms. Noonan, Mr. Ghelani, and Mr. Harris. Mr. Anderson whose first day of employment as Executive Vice President and Chief Financial Officer was March 1, 2023 increased from 60% to 75% in connection with his promotion and Ms. Anderson and Mr. Gaskill increased to 65% effective March 26, 2023.
Target Bonus
Anne P. Noonan	135%
Scott Anderson	75%
Karli S. Anderson	65%
Christopher B. Gaskill	65%
Kekin M. Ghelani	75%
Brian J. Harris(1)	75%
(1)	For 2023, Mr. Harris’ annual incentive award was prorated based on the number of days Mr. Harris was employed by the Company in 2023.
2023 Annual Incentive Metrics
The metrics underlying our annual incentive were selected as the strongest indicators of our success. Adjusted EBITDA and EBITDA Margin are among our most important financial measures, while safety goals ensure that we focus on sustainable performance. The Board has discretion to adjust the target financial metrics to reflect, among other things, mergers, acquisitions, divestitures and other non-routine activity both inside and outside of management’s control during the fiscal year.
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For 2023, we modified our performance metrics to include certain Bedrock Milestones that are designed to drive and support the way the Company works by simplifying, standardizing, and automating critical processes to achieve the Elevate Summit Strategy. As a result, in 2023, our performance metrics and weightings were as follows for our NEOs:
Metric and Weighting	Definition / Notes
Adjusted EBITDA (60%)
Net income (loss) before interest expense (income), income tax expense (benefit) and depreciation, depletion and amortization, adjusted to exclude accretion, loss on debt financings, transaction costs, non-cash compensation and certain other non-cash and non-operating items.

EBITDA Margin (10%)	Adjusted EBITDA divided by net revenue.
Recordable Incident Rate (RIR) (10%)	Any employee work-related injury that requires medical treatment and results in a positive diagnosis of an injury, a prescription or work restrictions (per OSHA), divided by hours worked.
Safety Risk Assessments Reviewed (SRAR) (10%)
Managers must review and give feedback on risk assessments developed by employees to identify, analyze and suggest opportunities to reduce/eliminate the hazards and/or risks associated with a specific task.

Bedrock Milestones (10%)	Strategic Initiatives: Four Bedrock Milestones for 2023:
	1.	Successful 09 implementation defined as installed at >80% of locations that will be using it
	2.	Successful Coupa S2P implementation defined as installed at >80% of locations that will be using it
	3.	Successful Microsoft Dynamics SRM implementation defined as installed at >80% of locations that will be using it
	4.	Successful Procurement CRM & S&OP analog processes implemented at >90% adoption rate
Performance Targets and Payout Ranges
The achievement factor for each of the performance metrics was determined by multiplying the weight attributed to each performance metric by the applicable payout percentage for each metric. For Adjusted EBITDA and EBITDA Margin payout percentages were determined by calculating actual achievement against the target amount based on a pre-established scale.
Financial Performance
For Adjusted EBITDA and EBITDA Margin, payout percentages for actual performance between the specified threshold, target, and maximum performance levels is interpolated on a straight-line basis. The following table shows the payout percentages associated with various levels of achievement of Adjusted EBITDA and EBITDA Margin:
	2023 Payout Percentage
	25% (Threshold)	100% (Target)	200% (Maximum)
2023 Adjusted EBITDA (Performance as a Percentage of Target)	85%	100%	110%
	25% (Threshold)	100% (Target)	200% (Maximum)
2023 Adjusted EBITDA Margin (Performance as a Percentage of Target)	85%	100%	110%
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Safety Performance Targets
The overall safety metric achievement factor equals the sum of each metric’s payout percentage multiplied by its weighting. The maximum payout opportunities for the safety metrics is 200% of target. For the safety metrics, payout percentages for actual achievement between the specified threshold, target and maximum levels were adjusted on a linear basis. All safety targets required year-over-year improvement in performance.
	2023 Payout Percentage
	50% (Threshold)	100% (Target)	200% (Maximum)
RIR – 10% Safety	0.88	0.80	0.72
SRAR – 10% Safety	80%	90%	95%
2023 Actual Performance and Payouts
The initial targets shown in the below table are based on the performance goals and funding scales approved in the first quarter of 2023. During the year, the target for Adjusted EBITDA was increased and the target for EBITDA Margin was decreased to account for four acquisitions and one divestiture. Actual Adjusted EBITDA results were certified by the Human Capital and Compensation Committee, as disclosed in the below table.
	Initial Target	Adjusted Target (1)	Approved Results (2)	Payout Percentage	Weight	Weighted Payout Percentage
Adjusted EBITDA ($ Millions)	$500	$522	$578	200%	60%	120.0%
EBITDA Margin	22.9%	22.8%	23.7%	104%	10%	14.0%
RIR	0.80	—	0.97	0%	10%	0.0%
SRAR	90%	—	100%	200%	10%	20.0%
Bedrock Milestones(3)	3 Strategic Initiatives	—	4 Strategic Initiatives	200%	10%	20.0%
(1)	The targets for Adjusted EBITDA and EBITDA Margin were increased and decreased, respectively, to account for four acquisitions and one divestiture during the year.
(2)	See “Reconciliation of Non-GAAP Measures to GAAP” on Annex A.
(3)	Bedrock Milestones had a target of meeting 3 of 4 strategic alternatives and maximum performance required meeting 4 of the 4 strategic alternatives.
Personal Performance modifier
In 2023, each NEO had personal performance goals that were used to determine their 2023 personal performance modifier. The personal performance modifier was applied to their annual cash incentive earned as disclosed above, subject to the individual payout cap of 200% of target opportunity and the overall payout cap on the approved incentive pool funded by AEBITDA, EBITDA Margin, Safety (RIR and SRAR), and Bedrock Milestones. The personal performance modifier was recommended by the CEO for each NEO (other than the CEO) and approved by the Human Capital and Compensation Committee. For 2023, each NEO received a personal modifier of 100%.
In determining the appropriate individual personal performance modifier for an NEO, the CEO and the Human Capital and Compensation Committee, as applicable, reviewed the personal performance results made by each NEO for 2023. These personal performance results related to, among other things, how the NEO could drive the execution of the Company’s Elevate Summit vision and strategy, enhance organizational effectiveness, and enhance the effectiveness of their respective roles within the Company.
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	2023 Base Salary	Target Incentive as a Percentage of Base Salary	Actual Incentive Earned as a Percentage of Target Bonus	Individual Performance Modifier	Annual Cash Incentive Earned
Anne P. Noonan	$1,040,000	135%	174%	100%	$2,421,079
Scott Anderson(1)	$566,800	75%	174%	100%	$688,096
Karli S. Anderson	$475,000	60%	174%	100%	$527,601
Christopher B. Gaskill	$485,100	60%	174%	100%	$528,098
Kekin M. Ghelani	$543,380	75%	174%	100%	$703,525
Brian J. Harris(2)	$631,000	75%	174%	100%	$133,106
(1)	On March 1, 2023, Mr. Anderson’s base salary was increased from $436,000 to $566,800 in connection with his promotion to Executive Vice President and Chief Financial Officer.
(2)	For 2023, Mr. Harris’ annual cash incentive was prorated based on the number of days he was employed by the Company in 2023.
Elements of Pay: Long-Term Equity Incentives
Our long-term equity incentives for NEOs in 2023 consisted of a balance of performance units (50%) and RSUs (50%). The Human Capital and Compensation Committee uses competitive market data from our annual total compensation study to assist with targeted long-term incentive value. In addition, the Human Capital and Compensation Committee considers individual performance, potential future contributions to our business, internal equity and management’s recommendations except in the case of the Chief Executive Officer.
Award Type	Weighting	Vesting	Value Tied To
Performance Units	50%	At the end of three years based 50% on relative TSR performance and 50% on ROIC performance	Three-year TSR ranking compared to companies in the Materials Sector and Capital Goods Sector in the S&P 400 Midcap Index and ROIC performance compared to targeted performance criteria
RSUs	50%	Vest over three years in equal annual installments on each anniversary of the grant date	Stock price performance
Performance Units Granted in 2023
The 2023 performance units focus our executives on the long term performance of the Company relative to industry peers and predetermined financial targets. The performance metrics are relative TSR and return on invested capital (“ROIC”).
The peer group for determining our relative TSR is separate and distinct from the peer group used to evaluate and set NEO compensation levels discussed under “—Compensation Decision Process—Role of Peer Companies and Competitive Market Data.” The Relative TSR peer group represents a broader array (typically near 65 to 70 companies) of industry peers competing for stockholders and investors.
ROIC is determined for the performance period by dividing (i) the arithmetic mean of the following for each fiscal year during the performance period: the Company’s Adjusted EBITDA (as reported on the Company’s audited financial statements) for each such fiscal year, reduced by depreciation, depletion and amortization charges for such fiscal year by (ii) the arithmetic mean of the following for each fiscal year during the performance period: the sum of the Company’s total outstanding long-term debt, stockholders’ equity, retained earnings and accumulated other comprehensive income, in each case, as reported on the Company’s audited financial statements for such fiscal year. The Compensation Committee believes that including ROIC as a performance metric incentivizes management to maximize efficiency of capital deployed for the benefit of the Company’s stockholders.
The performance period for the performance units granted in February 2023 began on January 1, 2023 and ends on December 31, 2025 and are earned based on performance against the target below. Beginning in 2021, the performance units are measured using the average three-year performance against one-year ROIC goals. The changes to the design of the performance units were the result of the following:
•	The Company’s new leadership team embarking on a new strategy;
•	Allowed realistic performance targets to be set when management and the committee have the most current information; and
•	Allowed stronger shareholder alignment with the most realistic ROIC stretch targets.
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Earned amounts will be interpolated on a straight line basis for performance between threshold, target, and maximum performance requirements. Financial goals are established based on a review of historical and strategic forward-looking performance criteria and are established at reasonable but stretch performance requirements for threshold, target, and maximum payout opportunities. We will proactively disclose the ROIC performance requirements and performance attainment at the completion of the three-year performance period.
	Level of Achievement
	Below Threshold	Threshold	Target	Maximum	Cap (if applicable)
Relative TSR Position	< 25th percentile	25th percentile	50th percentile	75th percentile	Capped at 100% if Company TSR is negative over performance period, regardless of ranking
Achievement Percentage	0%	50% of target	100% target	200% of target
See “—Treatment of Long-Term Incentive Awards Upon Termination or Change in Control” for a description of the potential vesting of the NEOs’ equity awards that may occur in connection with certain termination events and a change in control.
For 2023, the Human Capital and Compensation Committee set the target pay levels and made the grants set forth in the table below.
	2023 Target Long-Term Incentive as % of Base Salary	2023 Target Long-Term Incentive (1)(2)	Performance Units Granted (#)	Restricted Stock Units Granted (#)
Anne P. Noonan	350%	$3,500,000	54,364	54,364
Scott Anderson	125%	$708,500	11,213	11,213
Karli S. Anderson	125%	$593,750	9,222	9,222
Christopher B. Gaskill	125%	$551,250	8,562	8,562
Kekin M. Ghelani	125%	$656,250	10,193	10,193
Brian J. Harris(3)	N/A	N/A	N/A	N/A
(1)
The target award values shown vary from the values listed in the 2023 Grants of Plan-Based Awards Table for two reasons. First, the 2023 Grants of Plan-Based Awards Table uses the Monte Carlo valuation method, which determines the accounting expense for our performance units because 50% is based on Relative TSR. This generated an expense value approximately 130% higher than the actual value on the grant date for the awards issued on February 22, 2023 to each of our NEOs (other than Messrs. Anderson and Harris), and an expense value approximately 126% higher than the actual value on the grant date for the awards issued on March 1, 2023 to Mr. Anderson. However, we do not believe the Monte Carlo accounting model is appropriate for purposes of setting total compensation opportunity. Second, to mitigate the potential impact of short-term stock price swings on our equity grants, we use the 20-day average closing stock price immediately preceding the grant date to determine the grant size, rather than the closing stock price on the actual grant date as shown in the 2023 Grants of Plan-Based Awards Table.

(2)
The target award values for Mss. Noonan and Anderson and Messrs. Gaskill and Ghelani were based off of their base salaries as of February 1, 2023. The target award value for Mr. Anderson was based off of his base salary as of March 1, 2023.

(3)	Pursuant to the Transition Agreement entered into between the Company and Mr. Harris, Mr. Harris did not receive any equity grants in 2023.
Performance Units Earned for the Performance Period 2021—2023
Performance units were granted to our NEOs then employed by the Company that were subject to 50% Relative TSR performance and 50% ROIC performance for the three-year performance period beginning January 1, 2021 and ending December 31, 2023. The Relative TSR peer group was companies in the Materials Sector and Capital Goods Sector in the S&P 400 Midcap Index. Relative TSR performance was based on dividends plus beginning and ending stock prices based on the trailing 20-day average closing price. During the performance period, our Relative TSR ranked at the 74th percentile resulting in a payout of 195.65% of target. The ROIC performance goal achievement levels were as follows:
	Threshold	Target	Maximum	Actual	Payout
2021	7.0%	8.4%	10.0%	8.8%	118.8%
2022	8.8%	10.5%	11.5%	9.1%	58.5%
2023	8.6%	9.3%	10.0%	10.4%	200.0%
Average					125.75%
As a result of our Relative TSR performance and ROIC performance, the payout was equal to 160.7% of target.
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Performance Units Achievement for the 2022 and 2023 Grants—ROIC
Performance units were granted to our NEOs then employed by the Company that were subject to 50% Relative TSR performance and 50% ROIC performance for the three-year performance periods beginning January 1, 2022 and January 1, 2023. The Relative TSR peer group is companies in the Materials Sector and Capital Goods Sector in the S&P 400 Midcap Index. Relative TSR performance is based on dividends plus beginning and ending stock prices based on the trailing 20-day average closing price. ROIC performance is based upon a three-year average during the performance period.
The ROIC performance goal achievement levels for the performance units granted in 2022 and 2023 were as follows:
	Threshold	Target	Maximum	Actual	Payout
2022	8.8%	10.5%	11.5%	9.1%	58.5%
2023	8.6%	9.3%	10.0%	10.4%	200.0%
Retirement, Perquisites, and Other Benefits
We have a tax-qualified contributory retirement plan established to qualify as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The plan covers all U.S. employees, including our NEOs, who are limited to their annual tax deferred contribution limit as allowed by the Internal Revenue Service (the “IRS”). We provide for matching contributions to the plan, including 100% of pre-tax employee contributions, up to 4% of eligible compensation. Employer contributions vest immediately.
The Company also offers the members of a select group of management or highly compensated employees, including the NEOs, the opportunity to supplement their retirement savings through the Summit Materials Deferred Compensation Plan (the “DCP”). An eligible participant in the DCP may elect to defer up to 50% of such participant’s base salary compensation and up to 100% of such participant’s designated discretionary bonus award compensation and annual incentive award compensation. The DCP also permits Company-provided credits to participants’ accounts, but no such credits are currently being made. Additional information about the DCP is reflected in “—2023 Non-Qualified Deferred Compensation” below.
In alignment with a health and safety culture, the Company offers an Executive Health Program through the Mayo Clinic for the CEO and the executive team, including all the NEOs. The Human Capital and Compensation Committee approved this program in the Fall of 2021 and the use of this benefit is voluntary and not all executives will utilize it annually. The value of the program will not exceed $10,000 annually for each eligible executive.
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Compensation Discussion and Analysis—How We Paid
Our Compensation Philosophy
Our executive compensation program is intended to attract, motivate and retain executive officers and to align the interests of our executive officers with stockholders’ interests.
The Board’s objectives for our program include, but are not limited to, the following:

Say-on-Pay Votes
In 2023, the Human Capital and Compensation Committee considered the outcome of the stockholder advisory vote on 2022 executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Our stockholders voted at our 2023 annual meeting, in a nonbinding advisory vote, on the 2021 compensation paid to our NEOs. Our stockholders overwhelmingly (99%) approved the compensation of our NEOs. Based on the level of support, the Human Capital and Compensation Committee determined that stockholders generally support our compensation practices. The Company has determined to hold this advisory, say-on-pay vote annually, consistent with the stated preferences of our stockholders and with the results of our 2023 Annual Meeting of Stockholders where the majority of the votes cast were in favor of an annual advisory vote.
In addition, the Company continued its efforts to reach out to investors for feedback in 2023. During the year, the Company’s investor relations department contacted many of the Company’s largest investors and engaged in conversations with a significant portion of the investor base. The feedback received in these conversations was generally positive in regard to the Company’s compensation programs. The Human Capital and Compensation Committee intends to continue to consider the views of our stockholders when designing, reviewing and administering the Company’s compensation programs and policies.
Compensation Decision Process
Role of the Human Capital and Compensation Committee
The Human Capital and Compensation Committee is responsible to our Board for oversight of our executive compensation program. The Human Capital and Compensation Committee is responsible for the review and approval of all aspects of our program.

Among its duties, the Human Capital and Compensation Committee is responsible for:
	•	Assessing competitive market data from the Independent Compensation Consultant
•
 Reviewing each NEO’s performance in conjunction with competitive market data and, accordingly, approving compensation recommendations including, but not limited to, base salary, annual bonus, long-term incentives, and benefits/perquisites

	•	Considering, recommending and approving incentive plan goals, achievement levels, and program structure
	•	Incorporating meaningful input from our stockholders, if applicable
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Role of Management
For each NEO excluding herself, our Chief Executive Officer recommends to the Human Capital and Compensation Committee compensation levels for NEOs based on a review of market data and individual performance. The Human Capital and Compensation Committee reviews and discusses all recommendations prior to issuing its approval.

For the Chief Executive Officer, during executive session without the Chief Executive Officer present, the Human Capital and Compensation Committee is solely responsible for assessing performance and making compensation recommendations to the Board for approval. Management does not make compensation-related recommendations for the Chief Executive Officer.

Role of the Independent Compensation Consultant
In 2023 the Human Capital and Compensation Committee retained the Independent Compensation Consultant in accordance with the Human Capital and Compensation Committee’s charter. The Independent Compensation Consultant reports directly to the Human Capital and Compensation Committee. The Human Capital and Compensation Committee retains sole authority to hire or terminate the Independent Compensation Consultant, approve its fees, determine the nature and scope of services and evaluate the Independent Compensation Consultant’s performance.

A representative of the Independent Compensation Consultant attends Human Capital and Compensation Committee meetings, as requested, and communicates with the Human Capital and Compensation Committee chair between meetings. The Human Capital and Compensation Committee makes all final decisions and recommendations.

The Independent Compensation Consultant’s roles include, but are not limited to, the following:
	•	Advising the Human Capital and Compensation Committee on executive compensation trends and regulatory developments;
	•	Developing a peer group of companies for determining competitive compensation amounts and practices;
	•	Providing a total compensation study for executives against peer companies;
	•	Providing advice to the Human Capital and Compensation Committee on governance best practices, as well as any other areas of concern or risk; and
	•	Reviewing and commenting on proxy disclosure items, including the CD&A.

The Human Capital and Compensation Committee has assessed the independence of the Independent Compensation Consultant, considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Human Capital and Compensation Committee concluded that there are no conflicts of interest raised by the work performed by the Independent Compensation Consultant and that the Independent Compensation Consultant is independent.

Role of Peer Companies and Competitive Market Data
In the Fall of 2022, to assist with 2023 compensation decisions, the Independent Compensation Consultant performed a competitive pay study. To develop competitive market values for the NEOs, the Independent Compensation Consultant developed, and the Human Capital and Compensation Committee approved, a peer group of 16 companies.

The peer group development criteria used in the 2022 included:
	•	Industry: Companies in the building products, construction materials, forest products, and mining industries
	•	Company size: Approximately 0.4x to 3x times our annual revenues (primary factor), with market capitalization reviewed as a secondary factor
	•	ISS: Companies considered by Institutional Shareholder Services (“ISS”) to be the Company’s compensation peers and used in ISS’ annual report regarding the Company
	•	Peers of Peers: Companies used in the peer groups of potential peer companies
	•	Consistency: Companies contained in the peer group in the prior year
	•	Peers: Companies using Summit in their peer group
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The approved peer group had annual revenues which ranged from approximately $1.2 billion to $6.6 billion, with average / median annual revenue of approximately $3.2 billion and $2.8 billion, respectively. For our Fall 2022 total compensation study, our annual revenues were estimated at approximately $2.4 billion. The Independent Compensation Consultant developed size adjusted market values (regression analysis) for each position using our annual revenue.

The 50th percentile for total compensation is a key reference point for the Human Capital and Compensation Committee; however, the Human Capital and Compensation Committee also considers other factors, including, experience, performance and expected future contributions. For positions where peer company proxy data was not available, the Independent Compensation Consultant utilized published and private compensation survey sources.

PEER GROUP
• Advanced Drainage Systems. Inc. • Armstrong World Industries, Inc. • Compass Minerals International, Inc. • CONSOL Energy Inc. • Dycom Industries, Inc.
•  Eagle Materials Inc.
•  Gibraltar Industries, Inc.
•  Granite Construction Inc.
•  Lennox International Inc.
•  Lennox International Inc.
•  Louisiana-Pacific Corp.
•  Martin Marietta Materials, Inc.
•  Masonite International Corporation
• MDU Resources Group, Inc. • Quanex Building Products Corp. • Simpson Manufacturing Company • Vulcan Materials Company
Changes from the prior year peer group include the removal of Boise Cascade Company (size and industry), Cornerstone Building Brands, Inc. (taken private), and U.S. Concrete Inc. (acquisition). Additions include Advanced Drainage Systems Inc. and MDU Resources Group, Inc. (size, industry, and use the Company as a peer) and Lennox International Inc. (size and industry).
TIMING OF COMPENSATION DECISIONS
Pay recommendations for our executives, including the NEOs, are made by the Human Capital and Compensation Committee, typically, at its first scheduled meeting of the fiscal year, which normally occurs in February around the same time we report our fourth quarter and year-end financial results for the preceding fiscal year and provide our financial guidance for the upcoming year (the “first meeting”). This timing allows the Human Capital and Compensation Committee to have a complete financial performance picture prior to making compensation decisions.
Decisions with respect to prior year performance, as well as annual equity awards, base salary increases and target performance levels for the current year are typically made at the first meeting. Any equity awards recommended by the Human Capital and Compensation Committee at this meeting are reviewed by the Board and, if approved, are dated on the date approved by the Board either at a subsequent board meeting or via written consent. As such, the Human Capital and Compensation Committee does not time the grants of equity incentives to the release of material non-public information.
The exceptions are grants to executives who are promoted or hired from outside the Company during the year, and discretionary grants made throughout the year for retention and extraordinary purposes. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approval date.
DETERMINATION OF CHIEF EXECUTIVE OFFICER COMPENSATION
Pay recommendations for our Chief Executive Officer are made by the Human Capital and Compensation Committee, in an executive session without the Chief Executive Officer present, typically, at its first scheduled meeting of the fiscal year. The Human Capital and Compensation Committee also reviews and evaluates Chief Executive Officer performance, and determines performance achievement levels, for the prior fiscal year. The Human Capital and Compensation Committee also reviews competitive compensation data from the peer group companies. The Human Capital and Compensation Committee typically approves, or presents, pay recommendations for the Chief Executive Officer to the Board, excluding the Chief Executive Officer, for approval. If applicable, during executive session, the Board conducts its own review and evaluation of the Chief Executive Officer’s performance taking into consideration the recommendations of the Human Capital and Compensation Committee.
Equity Plan
The Company maintains the Omnibus Incentive Plan which allows for grants of equity-based awards in the form of stock options, stock appreciation rights, restricted stock and RSUs, performance units, undivided fractional limited partnership interests in Summit Holdings and other stock-based awards.
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Governance of Executive Compensation
Stock Ownership Guidelines
We have established stock ownership guidelines for our Chief Executive Officer, officers reporting to the Chief Executive Officer, and directors. The approved guidelines are as follows:
•	Chief Executive Officer: 6x base salary
•	Section 16 Officers reporting to the Chief Executive Officer: 2.5x base salary
•	Directors: 5x annual cash retainer
Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. Once the ownership requirements have been satisfied, future declines in share price will not affect compliance so long as the participant holds the number of equity interests he or she had at the time he or she achieved the expected ownership level. The Company monitors each participant’s compliance with the guidelines on a quarterly basis, and as of February 16, 2024, the most recent date on which compliance was monitored, all of our executive officers were in compliance with the guidelines.
The following components satisfy the ownership guidelines: Equity interests owned directly or indirectly (e.g., by or with a spouse or held in trust for the individual or one or more family members of the individual), and equity interests, including unvested RSUs, held in qualified or nonqualified savings, profit sharing, or deferred compensation accounts. In 2023, the Company amended its stock ownership guidelines so that the value of in-the-money spread of shares underlying vested but unexercised stock options and value of in-the-money spread of shares underlying vested but unexercised warrants are no longer attributed towards satisfying compliance with the guidelines. At least quarterly, the Human Capital and Compensation Committee monitors participants’ compliance with these guidelines.
Incentive Compensation Recoupment (“Incentive Clawback”) PolicIES
Our Board adopted the Summit Materials, Inc. Incentive Compensation Clawback Policy (the “Policy”) pursuant to NYSE rules and because it believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. This policy applies to any current and former “Executive Officer” of the Company, as such term is defined under the Policy. The Policy applies to certain incentive-based compensation (“Incentive Compensation”). Under the Policy, the Company is required to recover any “Erroneously Awarded Compensation” that is “Received” by a “Covered Executive” as such terms are defined in the Policy.
In addition, each of the RSU, stock option and performance unit award agreements under the Omnibus Incentive Plan generally provides that if a restrictive covenant violation occurs or the Company discovers after a termination of employment or services that grounds existed for “cause” (as defined in the Omnibus Incentive Plan) at the time thereof, then the participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten business days of the Company’s request to the participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the participant received upon the sale or other disposition of, or distributions in respect of, the equity award thereunder and any shares issued in respect thereof (minus, in the case of options, the aggregate cost (if any) of the shares). Without limiting the foregoing, all awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.
Compensation Risk Assessment
Our governance policies and compensation structure are not reasonably likely to have a material adverse effect on the Company. The Independent Compensation Consultant and management delivered a compensation risk assessment report to the Human Capital and Compensation Committee in 2023. The following features of our program mitigate risk:
The Human Capital and Compensation Committee consults with the Independent Compensation Consultant to assist with annual compensation decisions

The Human Capital and Compensation Committee approves the annual incentive plan’s financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned at the end of the fiscal year

The Human Capital and Compensation Committee benchmarks total compensation opportunity for executive positions using multiple survey sources and has discretion over payout calculations and oversight of compensation plans for our executives

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We utilize a mix of cash and equity variable incentive programs, with a balanced mix of RSUs and performance units, which are subject to multi-year vesting
Our performance units payout opportunities are capped at 200% of the target total opportunity
We utilize competitive change-in-control severance programs to help ensure executives continue to work towards our stockholders’ best interests in light of potential employment uncertainty
Executive officers are subject to minimum stock ownership guidelines
Incentive Compensation Clawback Policy that is compliance with the rules of the NYSE and permits the Company to recoup certain incentive-based compensation
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Compensation Tables
Summary Compensation Table
The following table sets forth the compensation of our NEOs for the fiscal years ended 2023, 2022 and 2021, and their respective titles as of December 31, 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Anne P. Noonan President and Chief Executive Officer, Director	2023	1,029,231	—	3,495,877	—	2,421,079	47,628	6,993,815
	2022	967,949	—	2,860,842	—	1,271,970	37,705	5,138,466
	2021	952,750	—	3,906,392	—	1,411,299	25,663	6,296,104
Scott Anderson Executive Vice President and Chief Financial Officer	2023	540,640	—	704,565	—	688,096	109,105	2,042,406
Karli S. Anderson Executive Vice President, Chief People and ESG Officer and Head of Communications	2023	475,000	—	593,021	—	527,601	13,200	1,608,822
	2022	388,849	—	414,358	—	274,359	16,649	1,094,215
	2021	349,365	—	546,102	—	237,918	13,129	1,146,514
Christopher B. Gaskill Executive Vice President, Chief Legal Officer and Secretary	2023	473,227	—	550,579	—	528,098	13,200	1,565,104
	2022	426,865	—	463,780	—	299,167	17,428	1,207,240
	2021	397,904	—	705,775	—	282,910	13,837	1,400,426
Kekin M. Ghelani Chief Strategy and Growth Officer	2023	538,432	—	655,456	—	703,525	13,200	1,910,613
	2022	333,173	50,000	1,178,101	—	248,005	42,794	1,852,073
Brian J. Harris Former Executive Vice President and Chief Financial Officer	2023	509,654	—	—	—	133,106	134,546	777,306
	2022	610,776	—	822,927	—	401,307	14,863	1,849,873
	2021	619,030	—	1,289,836	—	489,807	14,668	2,413,341
(1)	The amount reported in the Bonus column for 2022 reflects the one-time cash sign-on bonus of $50,000 paid to Mr. Ghelani pursuant to his offer letter.
(2)
The amounts reported in the Stock Awards column for 2023 reflect the aggregate grant date fair value of stock awards granted in fiscal 2023, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 13, Stock-Based Compensation, to our audited consolidated financial statements included in the 2023 Annual Report. The fiscal 2023 awards consist of time-vesting RSUs and performance units. As the performance units vest according to Relative TSR, they are subject to market conditions, and not performance conditions, as defined under ASC 718, and therefore have no maximum grant date fair values that differ from the grant date fair values presented in the table.

(3)
Reflects non-equity incentive plan compensation awards for services rendered during the fiscal year presented. For more information, see “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentives.”

(4)
All Other Compensation for 2023 includes (a) amounts contributed by Summit LLC under the Summit Materials, LLC Retirement Plan in an amount equal to $13,200 for each NEO and (b) severance payments of $121,346 to Mr. Harris. For Ms. Noonan, All Other Compensation for 2023 also includes (a) payments for life insurance ($21,680), (b) amounts paid by the Company for the Executive Health Program ($6,454), (c) amounts contributed by the Company to her Health Savings Account (“HSA”), (d) nominal amounts related to parking, and (e) entertainment expenses for Ms. Noonan and her spouse related to business events at which spouses were expected to attend. For Mr. Anderson, All Other Compensation for 2023 also includes (a) amounts paid by the Company for certain relocation costs for Mr. Anderson in connection with his promotion ($86,141), (b) amounts paid by the Company for the Executive Health Program, (c) amounts contributed by the Company to his HSA, and (d) entertainment expenses for Mr. Anderson and his spouse related to business events at which spouses were expected to attend. The aggregate value of perquisites received by each of Ms. Anderson and Messrs. Gaskill, Ghelani, and Harris did not exceed $10,000.

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2023 Grants of Plan-Based Awards
The following table provides supplemental information relating to grants of plan-based awards to help explain information provided above in our Summary Compensation Table.
Name	Award Type	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anne P. Noonan	Annual Cash Incentive	—	70,200	1,404,000	2,808,000	—	—	—	—	—
	Performance Units	2/22/2023	—	—	—	27,182	54,364	108,728	—	1,870,393
	RSUs	2/22/2023	—	—	—	—	—	—	54,364	1,625,484
Scott Anderson	Annual Cash Incentive	—	21,255	425,100	850,200	—	—	—	—	—
	Performance Units	3/01/2023	—	—	—	5,607	11,213	22,426	—	373,669
	RSUs	3/01/2023	—	—	—	—	—	—	11,213	335,269
Karli S. Anderson	Annual Cash Incentive	—	14,250	285,000	570,000	—	—	—	—	—
	Performance Units	2/22/2023	—	—	—	4,611	9,222	18,444	—	317,283
	RSUs	2/22/2023	—	—	—	—	—	—	9,222	275,738
Christopher B. Gaskill	Annual Cash Incentive	—	14,580	291,600	583,200	—	—	—	—	—
	Performance Units	2/22//2023	—	—	—	4,281	8,562	17,124	—	294,576
	RSUs	2/22/2023	—	—	—	—	—	—	8,562	256,004
Kekin M. Ghelani	Annual Cash Incentive	—	20,377	407,535	815,070	—	—	—	—	—
	Performance Units	2/22/2023	—	—	—	5,097	10,193	20,386	—	350,686
	RSUs	2/22/2023	—	—	—	—	—	—	10,193	304,771
Brian J. Harris (5)	Annual Cash Incentive	—	23,663	473,250	946,500	—	—	—	—	—
(1)
Reflects the possible payouts of cash incentive compensation under the Non-Equity Incentive Plan. Amounts reported in the “Threshold” column assume that each NEO only earns the minimum payout for either RIR or SRAR and there is no payout for any other component of the annual cash incentive program. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)
Reflects the performance units granted in 2023, which have a three-year performance period ending December 31, 2025, and vest based on Relative TSR and ROIC performance. Threshold assumes that 50% of the total performance units awarded vest and maximum assumes that 200% of the total performance units awarded vest.

(3)	Reflects the RSUs granted in 2023.
(4)
Represents the grant date fair value of the performance units and RSUs granted in 2023 with respect to the NEOs. The assumptions applied in determining the fair value of the awards are discussed in Note 13, Stock-Based Compensation, to our audited consolidated financial statements included in the 2023 Annual Report.

(5)
For 2023, Mr. Harris’ annual cash incentive was prorated based on the number of days he was employed by the Company in 2023. Pursuant to the Transition Agreement entered into between the Company and Mr. Harris, Mr. Harris did not receive any new equity awards in 2023.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table
Offers of Employment and Employment Arrangements
Mss. Anderson and Noonan and Messrs. Gaskill, Ghelani, and Anderson each has a signed offer of employment. The offers of employment and employment agreement provide for base salary subject to annual adjustment by the Board, an annual incentive award, participation in Company-sponsored broad-based and executive benefit plans and such other compensation as may be approved by the Board.
Pursuant to Mr. Anderson’s offer letter dated February 23, 2023, his annual base salary would be $566,800, and he would be eligible to participate in the Company’s Annual Cash Bonus with a target of 75% of his annual base salary and the Company’s Long-Term Equity Incentive with a grant date fair value of 125% of his annual base salary. The offer letter also entitled Mr. Anderson to receive assistance with certain relocation expenses.
Mr. Harris’ Transition and Consulting Agreement
On September 8, 2022, Mr. Harris informed the Company of his intention to retire from the Company. In order to provide for an orderly transition of Mr. Harris’ responsibilities and duties, the Company and Mr. Harris entered into a Transition and Consulting Agreement, dated as of September 8, 2022 (the “Transition Agreement”), which was approved by the Human Capital and Compensation Committee of the Board and superseded Mr. Harris’ existing employment agreement and participation notice and agreement under the Company’s Senior Personnel Severance Plan (the “Severance Plan”) (other than as described in the Transition Agreement).
The Transition Agreement provided that Mr. Harris would transition from the role of Executive Vice President and Chief Financial Officer on the date immediately prior to the date on which Mr. Harris’ successor as Chief Financial Officer is appointed and commences services (such date, the “Transition Date”). On the Transition Date, Mr. Harris became a Senior Advisor and served in such non-executive officer position until his employment ended on the later of (x) 30 days following the Transition Date and (y) October 16, 2023 (as applicable, the “Employment Termination Date”). During the period from the Transition Date through the Employment Termination Date, Mr. Harris assisted with the transition of his finance duties, continued performing his other operational responsibilities, assisted with specified strategic goals as the Company continued to execute its Elevate Summit Strategy, and performed such other duties and rendered such other services as were reasonably requested from time to time by his successor or the Company’s Chief Executive Officer (the “CEO”). In return for Mr. Harris’ services from September 8, 2022 through the Employment Termination Date, he (i) continued to receive his current base salary of $631,000 per year through the Employment Termination Date; (ii) was eligible to earn an annual cash performance bonus with a target of 75% of base salary, subject to applicable performance metrics, for fiscal year 2022 and/or 2023 (or the applicable portion thereof, subject to the “Bonus Condition” described below); (iii) was not be eligible to receive new equity awards; (iv) was entitled to participate in Company employee benefit plans; and (v) had his equity awards continue to vest pursuant to their terms. Additionally, Mr. Harris remained eligible to participate in the Executive Severance Plan (the “Severance Plan”) through the Employment Termination Date, after which his participation ended. If Mr. Harris’ employment was terminated prior to the Employment Termination Date, (i) he would only be entitled to payments pursuant to the Severance Plan upon a “Qualifying Change in Control Termination” or “Qualifying Termination” per the terms of the Severance Plan and (ii) his existing equity awards would be treated in accordance with the retirement or forfeiture provisions of the applicable award agreements.
Further, Mr. Harris agreed that he would remain available for consultation from the Employment Termination Date through December 31, 2024 (the “Consulting Period”). During the Consulting Period, Mr. Harris will provide such consulting services as may be reasonably requested from time to time by his successor or the CEO, which services are expected to include (a) advising on and assisting with quarterly, annual close and reporting, (b) assisting with annual budgeting and forecasting, (c) assisting with transitioning his operational responsibilities, (d) advising on the Company’s capital structure and financings, (e) advising on matters related to the Company’s “up-C” structure, including its Tax Receivable Agreement, and (f) performing such other duties and rendering such other services as are reasonably requested from time to time by his successor or the CEO. During the Consulting Period, and provided he signs and does not revoke a release (as described below), Mr. Harris will (i) continue to be paid by the Company at the monthly equivalent of his annual base salary; (ii) receive the fiscal 2023 annual bonus (pro-rated for the portion of such year prior to the Transition Date) based on actual performance (the “Bonus Condition”); (iii) receive cash payments equal to the amount of his monthly COBRA insurance premiums through the earlier of the end of the Consulting Period or when he obtains coverage through a third-party employer; and (iv) be eligible for an annual executive physical exam under the Company’s executive health program. In the event that the consulting services are terminated (A) due to Mr. Harris’ death or disability, (B) by the Company without cause prior to a change in control, or (C) by the Company following a change in control, Mr. Harris (or his beneficiary or estate, as applicable) will receive any remaining payments and benefits as if such termination had not occurred. In the event that the consulting services are terminated by the Company for cause or by Mr. Harris, Mr. Harris will not receive the remaining payments and benefits (other than accrued and unpaid consulting fees).
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Outstanding Equity Awards at 2023 Fiscal Year-End
A summary of the outstanding equity awards for each NEO as of December 31, 2023 is as follows in the below table.
	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Anne P. Noonan	3/30/2021	—	—	—	—	—	—	16,946(3)	651,743	—	—
	3/1/2022	—	—	—	—	—	—	33,265(3)	1,279,372	—	—
	3/1/2022	—	—	—	—	—	—	—		99,794(4)	3,838,077
	2/22/2023	—	—	—	—	—	—	54,364(3)	2,090,834
	2/22/2023	—	—	—	—	—	—			108,728(5)	4,181,679
Scott Anderson	3/30/2021	—	—	—	—	—	—	2,420(3)	93,073	—	—
	3/1/2022	—	—	—	—	—	—	4,905(3)	188,646	—	—
	3/1/2022	—	—	—	—	—	—	—	—	9,810(4)	377,293
	2/22/2023	—	—	—	—	—	—	11,213(3)	431,252
	2/22/2023	—	—	—	—	—	—	—		22,426(5)	862,504
Karli S. Anderson	3/30/2021	—	—	—	—	—	—	2,369(3)	91,112	—	—
	3/1/2022	—	—	—	—	—	—	4,818(3)	185,300	—	—
	3/1/2022	—	—	—	—	—	—	—	—	14,454(4)	555,501
	2/22/2023	—	—	—	—	—	—	9,222(3)	354,678
	2/22/2023	—	—	—	—	—	—	—	—	18,444(5)	709,356
Christopher B. Gaskill	2/28/2017	1,536	(6)	—	—	23.89	2/28/2027	—	—	—	—
	3/30/2021	—	—	—	—	—	—	3,061(3)	117,726	—	—
	3/1/2022	—	—	—	—	—	—	5,392(3)	207,376	—	—
	3/1/2022	—	—	—	—	—	—	—	—	16,178(4)	622,206
	2/22/2023	—	—	—	—	—	—	8,562(3)	329,295
	2/22/2023	—	—	—	—	—	—	—	—	17,124(5)	658,589
Kekin M. Ghelani	9/15/2022	—	—	—	—	—	—	29,001(3)	1,115,378	—	—
	9/15/2022	—	—	—	—	—	—	—	—	24,458(4)	940,655
	2/22/2023	—	—	—	—	—	—	10,193(3)	392,023
	2/22/2023	—	—	—	—	—	—	—	—	20,386(5)	784,046
Brian J. Harris	2/28/2017	19,216	(6)	—	—	23.89	2/28/2027	—	—	—	—
	3/30/2021	—	—	—	—	—	—	5,595(3)	215,184	—	—
	3/1/2022	—	—	—	—	—	—	9,568(3)	367,985	—	—
	3/1/2022	—	—	—	—	—	—	—	—	21,758(5)	836,813
(1)
Reflects the expiration date of the Leverage Restoration Options and stock options which is ten years from the date of grant. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Pre IPO Long-Term Incentive Awards” for a description of these equity awards.

(2)	Amounts reported are based on the closing price of our Class A Common Stock on December 29, 2023 ($38.46), the last trading day of the fiscal year.
(3)	Reflects RSUs which vest over three years in equal annual installments on the anniversary of the grant date.
(4)
Reflects performance units which vest according to Relative TSR and ROIC performance at the end of a three-year performance period. In the table above, the number and market value of units that vest based on Relative TSR and ROIC performance reflect maximum performance, because actual performance during the performance periods that have elapsed through December 31, 2023 were above target performance. The actual numbers of shares that will be distributed with respect to the 2022 performance units are not yet determinable.

(5)
Reflects performance units which vest according to Relative TSR and ROIC performance at the end of a three-year performance period. In the table above, the number and market value of units that vest based on Relative TSR and ROIC performance reflect maximum performance, because actual performance during the performance periods that have elapsed through December 31, 2023 were above target performance. The actual numbers of shares that will be distributed with respect to the 2023 performance units are not yet determinable.

(6)	Reflects stock options which vested over three years in equal annual installments on the anniversary of the grant date.
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2023 Option Exercises and Stock Vested
The following table provides information regarding the amounts recognized by our NEOs upon the vesting of stock awards during 2023. Our NEOs did not exercise any stock options during 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Anne P. Noonan	118,778	3,665,169
Scott Anderson	8,078	238,624
Karli S. Anderson	6,979	206,160
Christopher B. Gaskill	8,451	249,643
Kekin M. Ghelani	9,667	309,344
Brian J. Harris	94,223	3,309,209
(1)	Represents time-vesting RSUs and performance units.
(2)	The value realized on vesting is based on the closing market price of our Class A common stock on the applicable vesting date.
2023 Non-Qualified Deferred Compensation
The following table provides information regarding contributions, earnings and balances for our NEOs with respect to our DCP, the only defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)
Brian J. Harris	$—	—	$534,916	—	$3,349,381
(1)	Amounts in this column are not reported as compensation for fiscal 2023 in the “Summary Compensation Table” since they do not reflect above-market or preferential earnings.
(2)
Mr. Harris commenced participation in the DCP in fiscal 2016 and $305,388 was previously reported in the “Salary” column for 2022, $309,515 was previously reported in the “Salary” column for 2021, and $468,501 was previously reported in the “Non-Equity Incentive Plan Compensation” column for 2022 in the “Summary Compensation Table.”

Pursuant to the DCP, an eligible participant may elect to defer up to 50% of such participant’s base salary compensation (in 5% increments) and up to 100% of such participant’s designated discretionary bonus award compensation and annual incentive award compensation (in 5% increments). Deferral elections are generally made by participants prior to the close of the taxable year preceding the taxable year for which the applicable compensation is earned. The DCP also permits Company-provided credits to participants’ accounts, but no such credits are currently being made. Participants are permitted to make individual investment elections that will determine the rate of return on their deferral amounts under the DCP and may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used solely to measure the amounts of investment earnings or losses that will be credited or debited to the participants’ accounts on the Company’s books and records. Investment funds are valued each day that the NYSE is open for trading. Participant deferrals under the DCP and the earnings thereon are always 100% vested.
The table below shows the funds in which our NEOs invested during 2023, and their rate of return from January 1, 2023 through December 31, 2023.
44 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Name of Investment Fund	Rate of Return %
Alger Capital Appreciation Z	43.58%
American Century Real Estate R	11.43%
American Funds New World R6	16.22%
Columbia Dividend Income Y	10.60%
Fidelity Advisor International	14.27%
Janus Triton N	14.78%
Pioneer Bond K	7.05%
Undiscovered Managers Behavioral V	14.57%
Vanguard 500 Index Admiral	26.24%
Vanguard Mid Cap Index – Admin	23.14%
Vanguard Small Cap Index Admin	18.20%
Western Asset High Yield IS	12.34%
A DCP participant may elect, at the time of such participant’s deferral elections, to receive benefit distributions upon (i) separation from service with the Company or (ii) following the earlier of (a) a specified date that occurs no earlier than at least three years from the end of the calendar year in which the deferred compensation is credited or (b) separation from service with the Company. Additionally, a DCP participant may elect, at the time of such participant’s deferral elections, to receive benefit distributions in the form of (i) a single lump sum payment or (ii) for distributions following retirement, annual installments with an installment term of between two and 15 years. A participant may elect to change the benefit distribution date and/or form under certain circumstances specified in the DCP. In addition, in the event of certain unforeseeable emergencies, a participant may apply for immediate distribution in an amount necessary to satisfy such financial hardship and the tax liability attributable to such distribution. In the event of a participant’s death or disability, the entire value of such participant’s account will be distributed in a single lump sum.
Potential Payments Upon Termination or Change in Control
Executive Severance Plan
The Board, upon the recommendation of the Human Capital and Compensation Committee, adopted the Severance Plan in December 2017, which provides severance benefits to certain executive officers of the Company and its affiliates in the event that an eligible employee experiences a termination of employment by the Company without “cause” (and other than due to death or disability) or by the employee as a result of a “constructive termination” (as such terms are defined in the Severance Plan) (each, a “Qualifying Termination”). In the event that a Qualifying Termination occurs during the two-year period beginning on the date of a change in control (each such termination, a “Qualifying Change in Control Termination”), the Severance Plan provides enhanced severance benefits. In connection with implementing the Severance Plan, all participants in the Severance Plan waived the provisions of any applicable employment agreement that would have applied under the conditions set forth under the Severance Plan, other than any provisions in such employment agreements which were intended to survive the termination of such employment agreement.
Each participant in the Severance Plan (a “Participant”) is designated as a Tier 1 Participant or Tier 2 Participant. Tier 1 Participants are limited to the Chief Executive Officer. Tier 2 Participants are limited to Executive Vice Presidents. Accordingly, Ms. Noonan is a Tier 1 Participant and Messrs. Anderson, Gaskill and Ghelani and Ms. Anderson are each Tier 2 Participants. Messr. Harris was a Tier 2 Participant.
In the event of a Qualifying Termination, Participants are provided with the following payments and benefits:
•
a pro-rata payment representing the amount otherwise payable under the annual bonus program for the fiscal year in which termination of the Participant’s employment occurs, based on actual performance and payable concurrently with cash bonus payments to other employees (but in all events on or about March 15 of the immediately following fiscal year) (a “Pro-Rata Bonus”), and to the extent not previously paid, the amount otherwise payable under the annual bonus program for the immediately preceding fiscal year, payable concurrently with cash bonus payments to other employees (a “Prior Year Bonus”);

•
a cash payment (i) for a Tier 1 Participant, of 2.5 times the Participant’s annual base salary, payable over a period of 36 months, and (ii) for a Tier 2 Participant, of 2 times the Participant’s annual base salary, payable over a period of 24 months; and

2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT SUMMIT MATERIALS | 45

•
a cash payment, payable monthly in accordance with the Company’s payroll practices, (i) for a Tier 1 Participant, for up to 36 months, and (ii) for a Tier 2 Participant, for up to 24 months, in each case in an amount equal to the total amount of the monthly COBRA insurance premiums for participation in the health, dental, and vision benefit programs of the Company in which the Participant participated as of the date of termination (the “COBRA Benefits”).

In the event of a Qualifying Change in Control Termination, Participants are provided with the following payments and benefits:
•	a Pro-Rata Bonus, and, if applicable, a Prior Year Bonus;
•
a cash payment of (i) for a Tier 1 Participant, 3 times the sum of the Participant’s annual base salary and target annual bonus, and (ii) for a Tier 2 Participant, 2 times the sum of the Participant’s annual base salary and target annual bonus, in each case of (i) and (ii), payable in a lump sum no later than the 60th day following the date of termination; and

•	the COBRA Benefits.
The payments and benefits provided under the Severance Plan are subject to each Participant’s execution and delivery of a release of claims and each Participant’s compliance with non-competition, non-disparagement, non-solicitation and confidentiality covenants applicable pursuant to each Participant’s Participation Notice and Agreement under the Severance Plan. The non-disparagement and confidentiality covenants each have an indefinite term and the non-competition and non-solicitation covenants each have a term of 24 months following the Participant’s date of termination. Additionally, the Severance Plan provides that if a Participant is subject to an excise tax under Section 4999 of the Code, then the payments and benefits the Participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
Treatment of Long-Term Incentive Awards Upon Termination or Change in Control
Each of the RSUs and performance units granted in 2023 is subject to restrictive covenants related to post-employment (i) employee, client and consultant non-solicitation and (ii) non-competition, in each case for 12 months following any termination of employment and indefinite covenants covering confidentiality and non-disparagement (participant only). Further, the equity awards and all proceeds therefrom are generally subject to the Company’s Incentive Compensation Clawback Policy and any other incentive clawback policies, as in effect from time to time, to the extent the participant is a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act. Additional provisions regarding the treatment of the equity awards upon a termination of employment are outlined in the table below.
Award Type	Termination or Change in Control Provisions
Stock Options(1)	•	Death or Disability: Unvested portion will immediately vest; vested stock options remain exercisable for one year thereafter.(2)
•
Retirement(3): Unvested portion will continue to vest according to the original vesting schedule; vested stock options remain exercisable for five years after the later of (i) the termination date and (ii) the date the option becomes vested and exercisable.

•
Constructive Termination(4) / By the Company Without Cause: Prorated portion of the number of options that would otherwise vest on the next applicable vesting date will immediately vest(5); vested stock options remain exercisable for three months thereafter.

•
Change in Control: Accelerated only if (i) not continued, converted, assumed, or replaced by the Company or successor entity or (ii) employment is terminated by the Company or successor entity without cause or by the participant as a result of a “constructive termination” during the two-year period following a change in control; vested stock options remain exercisable for three months thereafter.

	•	By the Company For Cause / by Participant When Grounds for Cause Exist: Vested and unvested portions are forfeited.
46 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Award Type	Termination or Change in Control Provisions
RSUs	•	Death or Disability: Unvested portion will immediately vest.
	•	Retirement: Unvested portion will continue to vest according to the original vesting schedule (solely if such retirement occurs on or following the first anniversary of the vesting start date).
	•	By the Company Without Cause: Unvested portions are forfeited.
•
Change in Control: Accelerated only if (i) not continued, converted, assumed, or replaced by the Company or successor entity or (ii) employment is terminated by the Company or successor entity without cause or by the participant as a result of a “constructive termination” during the two-year period following a change in control.

	•	By the Company For Cause: Vested and unvested portions are forfeited.
Performance Units	•	Death or Disability(6): Prorated portion will vest at the end of the performance period, based on actual performance.
	•	Retirement: Prorated portion will vest at the end of the performance period, based on actual performance (solely if such retirement occurs on or following the first day of the performance period).
	•	By the Company Without Cause: Unvested portions are forfeited.
•
Change in Control: (i) Full vesting at target only if not continued, converted, assumed, or replaced by the Company or successor entity and (ii) pro-rata vesting at target if employment is terminated by the Company or successor entity without cause or by the participant as a result of a “constructive termination” during the two-year period following a change in control.

	•	By the Company For Cause: Vested and unvested portions are forfeited.
(1)	All outstanding stock options are fully vested.
(2)
Stock options do not remain exercisable past the original expiration date. In addition, the exercisability period expires immediately upon the occurrence of a “restrictive covenant violation” (as defined in the award agreement).

(3)
“Retirement” is generally defined in the equity awards as termination of employment, other than for cause or while grounds for cause exist, and other than due to the participant’s death or disability, following the date on which (i) the participant attains age 62 and (ii) the number of completed years of employment with the Company and its affiliates is at least five. For stock options and RSUs, continuation of vesting after termination of employment is subject to the non-occurrence of a “restrictive covenant violation.”

(4)
“Constructive termination” is generally defined in the equity awards as (i) having the meaning set forth in any employment agreement entered into by and between the participant and the Company or an affiliate, or (ii) if no such agreement exists, any of the following, without the participant’s prior written consent: (a) a material reduction in base salary or, to the extent applicable, target bonus opportunity (other than in connection with an across-the-board reduction in compensation of similarly-situated employees of, on an individual-by-individual basis, less than 10%), (b) a material diminution of authority, duties, or responsibilities, (c) a relocation of the participant’s primary place of business by more than 50 miles from its then-current location, or (d) any material breach by the Company of any written agreement relating to the participant’s compensation (including any equity awards). “Constructive termination” provisions are limited to the Chief Executive Officer and his direct reports and other Section 16 officers.

(5)	Prorated based on the number of days in the applicable year or in the performance period, as applicable, that have elapsed prior to termination of employment.
(6)	Vesting of the prorated portion at the end of the performance period is subject to the non-occurrence of a “restrictive covenant violation,” in the case of each applicable termination scenario.
2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT SUMMIT MATERIALS | 47

TERMINATION BENEFITS TABLE
The following table describes the potential payments and benefits under the Company’s Severance Plan and equity award agreements to which the NEOs (other than Mr. Harris, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Mr. Harris’ Transition and Consulting Agreement”) would have been entitled assuming an eligible termination of employment or change in control occurred on December 29, 2023, the last business day of fiscal 2023. A description of the provisions governing such payments under our agreements and any material conditions or obligations applicable to the receipt of payments are described above under “Executive Severance Plan” and “Treatment of Long-Term Incentive Awards Upon Termination or Change in Control.”
The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include accrued but unpaid salary and distributions of vested plan balances under our 401(k) savings plans.
				Acceleration of Long-Term Incentive Awards
Named Executive Officer	Cash Severance Payment ($)(1)	Pro-rata Bonus ($)(2)	COBRA Benefit ($)(3)	RSUs ($)	Stock Options ($)(*)	Performance Units ($)(4)	Total ($)
Anne P. Noonan
Qualifying Termination	2,600,000	2,421,079	53,385	1,656,964	—	—	6,731,428
Qualifying Change in Control Termination	6,110,000	2,421,079	53,385	4,021,916	—	5,965,108	18,571,488
Change in Control	—	—	—	4,021,916	—	5,965,108	9,987,024
Termination Upon Death or Disability	—	—	—	4,021,916	—	—	4,021,916
Scott Anderson
Qualifying Termination	1,133,600	688,096	60,757	275,956	—	—	2,158,409
Qualifying Change in Control Termination	1,983,800	688,096	60,757	712,971	—	905,964	4,439,123
Change in Control	—	—	—	712,971	—	905,964	1,706,470
Termination Upon Death or Disability	—	—	—	712,971	—	—	712,971
Karli S. Anderson
Qualifying Termination	950,000	527,601	81,027	251,657	—	—	1,810,285
Qualifying Change in Control Termination	1,567,500	527,601	81,027	631,090	—	905,964	3,713,182
Change in Control	—	—	—	631,090	—	905,964	1,537,054
Termination Upon Death or Disability	—	—	—	631,090	—	—	631,090
Christopher B. Gaskill
Qualifying Termination	970,200	528,098	19,431	275,983	—	—	1,793,712
Qualifying Change in Control Termination	1,600,830	528,098	19,431	654,397	—	993,653	3,796,409
Change in Control	—	—	—	654,397	—	993,653	1,648,050
Termination Upon Death or Disability	—	—	—	654,397	—	—	654,397
Kekin M. Ghelani
Qualifying Termination	1,086,760	703,525	60,757	265,440	—	—	2,116,482
Qualifying Change in Control Termination	1,901,830	703,525	60,757	1,135,608	—	862,350	4,664,070
Change in Control	—	—	—	1,135,608	—	862,350	1,997,958
Termination Upon Death or Disability	—	—	—	1,135,608	—	—	1,135,608
(*)	As of December 31, 2023, all outstanding stock options were fully vested.
(1)	In the event of a “constructive termination” or termination by the Company without “cause” (each term as defined in the Severance Plan), the cash severance payment includes the following:
•	Ms. Noonan – a cash payment of 3 times her annual base salary, payable over a period of 36 months.
•	Messrs. Gaskill, Ghelani, and Anderson and Ms. Anderson – a cash payment of 2 times each NEO’s annual base salary, payable over a period of 24 months.
In the event of a constructive termination or termination by the Company without cause during the two-year period beginning on the date of a change in control of the Company, the cash severance payment includes the following:
•	Ms. Noonan – a cash payment payable in a lump sum no later than the 60th day following the date of termination equal to 3 times the sum of her annual base salary and target annual bonus for 2023.
•
Messrs. Gaskill, Ghelani, and Anderson and Ms. Anderson – a cash payment payable in a lump sum no later than the 60th day following the date of termination equal to 2 times the sum of each NEOs annual base salary and target annual bonus for 2023.

48 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

(2)
Pro-rata bonus represents the amount otherwise payable under the annual bonus program for the fiscal year in which termination of the Participant’s employment occurs, based on actual performance and payable concurrently with cash bonus payments to other employees (but in all events prior to March 15 of the immediately following fiscal year).

(3)
COBRA benefit represents a cash payment in an amount equal to the total amount of the monthly COBRA insurance premiums for participation in the health, dental, and vision benefit programs of the Company in which the NEO participated as of the date of termination, payable monthly in accordance with the Company’s payroll practices. The terms of these payments are the following:

•	Ms. Noonan – for up to 36 months.
•	Messrs. Gaskill, Ghelani, and Anderson and Ms. Anderson – for up to 24 months.
(4)
In the event of a Qualifying Change in Control Termination or a Change in Control, the amount reported assumes performance units are not continued, converted, assumed, or replaced by the Company or successor entity and therefore reflects full vesting at target. In addition, the amount reported assumes that the Compensation Committee had not yet certified the performance of the performance units with a performance period of 2021—2023, which subsequently resulted in a payout equal to 160.7% of target.

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Human Capital and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for First PEO[1] ($)	Summary Compensation Table Total for Second PEO[1] ($)	Compensation Actually Paid to First PEO[1,2,3] ($)	Compensation Actually Paid to Second PEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on4:		Net Income ($ Millions)	Adjusted EBITDA[5] ($ Millions)
							TSR ($)	Peer Group TSR ($)
2023	—	6,989,058	—	10,682,633	1,559,268	2,070,003	164.07	173.59	285.9	578.0
2022	—	5,138,466	—	1,084,330	1,500,850	797,066	121.11	124.69	272.1	491.5
2021	—	6,296,104	—	10,468,479	1,591,106	2,819,082	168.37	153.55	152.2	520.1
2020	8,262,897	3,977,720	4,860,551	4,092,817	2,025,478	1,527,032	84.23	103.60	138.0	482.3
(1)	Thomas W. Hill was our PEO in 2020 until September 2020. Anne P. Noonan has been our PEO since September 2020. The individuals comprising the Non-PEO NEOs for each year presented are listed below.
2020	2021	2022	2023
Brian J.Harris	Brian J. Harris	Brian J. Harris	C. Scott Anderson
Michael J. Brady	Karli S. Anderson	Karli S. Anderson	Karli S. Anderson
Anne Lee Benedict	Christopher B. Gaskill	Christopher B. Gaskill	Christopher B. Gaskill
	Deon MacMillan	Kekin Ghelani	Kekin Ghelani
Brian J. Harris
(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Anne P. Noonan ($)	Exclusion of Stock Awards for Anne P. Noonan ($)	Inclusion of Equity Values for Anne P. Noonan ($)	Compensation Actually Paid to Anne P. Noonan ($)
2023	6,989,058	(3,495,877)	7,189,452	10,682,633
2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT SUMMIT MATERIALS | 49

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,559,268	(500,724)	1,011,459	2,070,003
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Anne P. Noonan ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Anne P. Noonan ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Anne P. Noonan ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Anne P. Noonan ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Anne P. Noonan ($)	Total - Inclusion of Equity Values for Anne P. Noonan ($)
2023	4,614,208	2,198,289	—	376,955	—	7,189,452
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	665,238	376,114	—	25,312	(55,205)	1,011,459
(4)
The Peer Group TSR set forth in this table utilizes the S&P 500 Construction Materials Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 30, 2023. The comparison assumes $100 was invested for the period starting December 28, 2019, through the end of the listed year in the Company and in the S&P 500 Construction Materials Industry Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. Adjusted EBITDA is a non-GAAP measure. For more information on Adjusted EBITDA, please see the “Elements of Pay: Annual Cash Incentives” section of the Compensation Discussion & Analysis in this proxy statement. This performance measure may not have been the most important financial performance measure in prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

50 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR, and the Peer Group TSR over the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(12/28/2019 Indexed to $100)
Compensation Actually Paid ($ Millions)
12
10
8
6
4
2
0
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Company TSR
S&P 500 Construction Materials Index TSR
100.00
103.60
4.9
4.1
84.23
1.5
10.5
168.37
153.55
2.8
124.69
121.11
1.1
0.8
10.7
173.59
164.07
2.1
2019
2020
2021
2022
2023
Fiscal Year
Average Non-PEO NEO Compensation Actually Paid
Thomas W. Hill Compensation Actually Paid
Anne P. Noonan Compensation Actually Paid
Summit Materials, Inc. TSR
S&P 500 Construction Materials Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
12
10
8
6
4
2
0
350
300
250
200
150
100
50
0
4.9
138.0
4.1
1.5
10.5
152.2
2.8
272.1
1.1
0.8
10.7
285.9
2.1
2020
2021
2022
2023
Fiscal Year
Thomas W. Hill Compensation Actually Paid
Anne P. Noonan Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Summit Materials, Inc. Net Income

2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT SUMMIT MATERIALS | 51

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the four most recently completed fiscal years.

Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.
Adjusted EBITDA
ROIC
EBITDA Margin
Relative TSR
Recordable Incident Rate
Chief Executive Officer Pay Ratio
To determine our median employee pay in 2023, we chose taxable wages as our consistently applied compensation measure in order to identify our median employee as of December 31, 2023. We calculated the median employee's annual total compensation for 2023 in accordance with the requirements of the Summary Compensation Table. For 2023, the median employee’s annual total compensation was $58,555 and the annual total compensation of our CEO was $6,993,815. Accordingly, for 2023, the ratio of CEO pay to median employee pay was 119:1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on such employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
52 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OUR AUDITORS
ITEM 3
RATIFICATION OF APPOINTMENT OF KPMG LLP

Under the rules and regulations of the SEC, the NYSE and the Public Company Accounting Oversight Board (the “PCAOB”), the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In addition, the Audit Committee considers the independence of our independent registered public accounting firm and participates in the selection of the independent registered public accounting firm’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by our stockholders of the appointment of, the registered public accounting firm of KPMG to serve as independent registered public accounting firm for the fiscal year ending December 28, 2024. KPMG has served as our independent registered public accounting firm since 2012.

The Board and the Audit Committee believe that the continued retention of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of KPMG, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2024 fiscal year. In addition, even if stockholders ratify the selection of KPMG as independent registered public accounting firm, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select KPMG or another registered public accounting firm as our independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2024.
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Representatives of KPMG are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.
Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval a list of services and related fees expected to be rendered during that year within each of the following four categories of services:
•
Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and discussions surrounding the proper application of financial accounting and/or reporting standards.

•
Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

•
Tax services include all services, except those services specifically related to the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

•	All Other services are those services not captured in the Audit, Audit-Related or Tax categories.
Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category and the fees of each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services in the table below were pre-approved by the Audit Committee.
(in thousands)	2023	2022
Audit Fees(1)	$3,959	$3,526
Tax Fees	—	—
Audit-Related Fees	—	—
All Other Fees	—	—
Total	$3,959	$3,526
(1)
Represents the aggregate fees billed for professional services by KPMG for the audit of our financial statements, reviews of our quarterly financial statements and services associated with other SEC filings, including registration statements. Fees related to regulatory filings and comfort letters totaled $143,732 in 2023 and none in 2022.

54 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s internal auditors and with KPMG the overall scope and plans for their respective audits. The Audit Committee also met with the internal auditors and with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the year ended December 30, 2023 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, for filing with the Securities and Exchange Commission.

The Audit Committee Joseph S. Cantie Susan A. Ellerbusch Irene Moshouris Anne K. Wade

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OUR RELATIONSHIPS
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Statement of Policy Regarding Transactions with Related Persons
We have adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Legal Officer any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Chief Legal Officer will then promptly communicate that information to our Board. No related person transaction will be executed without the approval or ratification of an approving body that shall be composed solely of independent directors who are disinterested in the transaction. Currently, our Board has designated the members of the Audit Committee as the approving body. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
56 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OUR STOCKHOLDERS
HOLDINGS OF MAJOR STOCKHOLDERS
The following table sets forth the beneficial ownership of shares of our Class A Common Stock (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (2) each of our directors and NEOs and (3) all of our directors and executive officers as a group as of March 25, 2024. There were no shares of our Class B Common Stock outstanding as of March 25, 2024.
Stockholder Name	Class A Common Stock(1)
	Number	Percent
Grupo Argos S.A.(2)	54,720,000	31.2%
The Vanguard Group, Inc.(3)	11,978,367	6.8%
BlackRock, Inc.(4)	11,365,151	6.5%
T. Rowe Price Associates, Inc.(5)	8,814,270	5.0%
Dimensional Fund Advisors LP(6)	5,458,887	3.1%
Massachusetts Financial Services Company(7)	6,650,459	3.8%
Anne P. Noonan(8)	259,394	*
Howard L. Lance(9)	143,746	*
Juan Esteban Calle	—	*
Joseph S. Cantie(10)	44,310	*
Anne M. Cooney(11)	31,704	*
Susan A. Ellerbusch(12)	31,239	*
Irene Moshouris	—	*
Tamla D. Oates-Forney(13)	11,975	*
Jorge Mario Velásquez	—	*
Anne K. Wade(14)	26,900	*
Steven H. Wunning(15)	39,013	*
Scott Anderson(16)	20,936	*
Karli S. Anderson(17)	29,733	*
Christopher B. Gaskill(18)	40,974	*
Kekin M. Ghelani(19)	17,109	*
Brian J. Harris(20)	572,333	*
All Directors and Executive Officers as a Group (20 persons)(23)	972,712	*
*	Less than 1%.
(1)
The percentage of beneficial ownership of Class A Common Stock is based upon 175,454,250 shares issued and outstanding as of March 25, 2024. Except as otherwise noted, (i) the information is as of March 25, 2024, and (ii) the address of each beneficial owner is c/o Summit Materials, Inc., 1801 California Street, Suite 3500, Denver, Colorado 80202. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.

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(2)
The number of shares held was obtained from the holder’s Schedule 13D filing with the SEC on January 22, 2024, which reports ownership as of January 12, 2024. The Schedule 13D filing indicates that the holder, Grupo Argos S.A. (“Grupo Argos”) has shared power to vote or direct the vote of 54,720,000 shares of our Class A Common Stock and shared power to dispose or direct the disposition of 54,720,000 shares of our Class A Common Stock. The address of Grupo Argo is Carrera 43A # 1A Sur – 143, Edificio Santillana, Torre Sur, Medellín, Colombia, 050021.

(3)
The number of shares held was obtained from the holder’s Schedule 13G/A filing with the SEC on February 13, 2024, which reports ownership as of December 31, 2023. The Schedule 13G/A filing indicates that the holder, The Vanguard Group, Inc. (“Vanguard”) has shared power to vote or direct the vote of 78,132 shares of our Class A Common Stock, sole power to dispose or direct the disposition of 11,775,788 shares of our Class A Common Stock, and shared power to dispose or direct the disposition of 202,579 shares of our Class A Common Stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
The number of shares held was obtained from the holder’s Schedule 13G/A filing with the SEC on January 24, 2024, which reports ownership as of December 31, 2023. The Schedule 13G/A filing indicates that the holder, BlackRock, Inc. (“BlackRock”) had sole power to vote or direct the vote of 10,767,681 shares of our Class A Common Stock and sole power to dispose or to direct the disposition of 11,365,151 shares of our Class A Common Stock. The address of BlackRock is 50 Hundson Yards, New York, NY 10001.

(5)
The number of shares held was obtained from the Schedule 13G/A filing made by T. Rowe Price Associates, Inc. (“T. Rowe Price”) with the SEC on February 14, 2024, which reports ownership as of December 31, 2023. The Schedule 13G/A indicates that T. Rowe Price has sole power to vote or direct the vote of 3,626,154 shares of our Class A Common Stock and sole power to dispose or direct the disposition of 8,814,270 shares of our Class A Common Stock. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)
The number of shares held was obtained from the Schedule 13G filing made by Dimensional Fund Advisors LP (“Dimensional Fund Advisors”) with the SEC on February 9, 2024, which reports ownership as of December 31, 2023. The Schedule 13G indicates that Dimensional Fund Advisors has sole power to vote or direct the vote of 5,338,964 shares of our Class A Common Stock and sole power to dispose or direct the disposition of 5,458,887 shares of our Class A Common Stock. The Schedule 13G/A states that Dimensional Fund Advisors, an investment adviser registered under Section 203 of the Investment Act, furnishes investment advice to four investment companies registered under the Investment Act, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Dimensional Funds. However, the Schedule 13G/A states that all securities reported in the Schedule 13G are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such securities. The address of Dimensional Fund Advisors is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(7)
The number of shares held was obtained from the holder’s Schedule 13G filing with the SEC on February 9, 2024, which reports ownership as of December 31, 2023. The Schedule 13G filing indicates that the holder, Massachusetts Financial Services Company (“Massachusetts Financial”) had sole power to vote or direct the vote of 6,440,575 shares of our Class A Common Stock and sole power to dispose or to direct the disposition of 6,650,459 shares of our Class A Common Stock. The address of Massachusetts Financial is 111 Huntington Avenue, Boston, MA 02199.

(8)	Includes 259,394 shares of our Class A Common Stock owned by Ms. Noonan.
(9)
Includes (i) 81,611 options issued to Mr. Lance that are vested or will vest within 60 days, (ii) 16,363 shares of our Class A Common Stock held by Mr. Lance, and (iii) 45,772 shares of our Class A Common Stock held by Howard L. Lance TTEE Howard Lance Trust dated 09/01/2006.

(10)
Includes (i) 39,123 shares of our Class A Common Stock owned by Mr. Cantie directly and (ii) 5,187 shares of our Class A Common Stock held by a trust for the benefit of Mr. Cantie, for which Mr. Cantie and his spouse serve as trustees.

(11)	Includes (i) 17,569 restricted stock units that are vested and the reporting person has elected to defer settlement and (ii) 13,505 shares of our Class A Common Stock owned by Ms. Cooney.
(12)	Includes (i) 7,853 restricted stock units that are vested and the reporting person has elected to defer settlement and (ii) 23,386 shares of our Class A Common Stock owned by Ms. Ellerbusch.
(13)	Includes 11,975 shares of our Class A Common Stock owned by Ms. Oates-Forney.
(14)	Includes 26,900 shares of our Class A Common Stock owned by Ms. Wade.
(15)	Includes 39,013 shares of our Class A Common Stock owned by Mr. Wunning.
(16)	Includes 20,936 shares of our Class A Common Stock owned by Mr. Anderson.
(17)	Includes 29,733 shares of our Class A Common Stock owned by Ms. Anderson.
(18)	Includes (i) 1,536 options that are vested or will vest within 60 days and (ii) 39,438 shares of our Class A Common Stock owned by Mr. Gaskill.
(19)	Includes 17,109 shares of our Class A Common Stock owned by Mr. Ghelani
(20)	Includes (i) 19,216 options issued to Mr. Harris that are vested or will vest within 60 days and (ii) 553,117 shares of our Class A Common Stock owned by Mr. Harris.
(21)
Includes (i) 152,395 options that are vested or will vest within 60 days, (ii) 25,422 restricted stock units that are vested and the reporting person has elected to defer settlement and (iii) 794,895 shares of our Class A Common Stock.

58 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

USERS’ GUIDE
Information Referenced in This Proxy Statement
The content of the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.
Attending the Annual Meeting of Stockholders
Who Can Attend The Annual Meeting?
You are entitled to attend the Annual Meeting on Tuesday, May 21, 2024 only if you were a Summit Materials stockholder at the close of business on March 25, 2024, or you hold a valid proxy. You will need proof of ownership of Summit stock to enter the meeting. If your shares are in the name of your broker or bank or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement and a "legal proxy" from the bank, brokerage firm or other nominee that hold your shares. Everyone will be required to present a valid picture ID.
HOW CAN I ATTEND THE ANNUAL MEETING?
The 2024 Annual Meeting will be held at 8:00 a.m., Eastern Time, on Tuesday, May 21, 2024, at The Ritz-Carlton, Atlanta, The Congress Room, 181 Peachtree Street, N.E., Atlanta, Georgia 30303. No cameras, recording equipment, laptops, tablets, cellular telephones, smartphones, or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted, and security measures will be in effect to provide for the safety of attendees. As always, we encourage you to vote your shares prior to the Annual Meeting.
How Can I Access The Annual Meeting VOTING Website?
All stockholders can visit the Annual Meeting voting website at www.proxyvote.com. On our Annual Meeting voting website, you can vote your proxy, access copies of our Proxy Statement and Annual Report and other information about Summit Materials and elect to view future proxy statements and annual reports online instead of receiving paper copies in the mail.
Important Notice Regarding the Availability of Proxy Materials for the Summit Materials, Inc.
Annual Meeting of Stockholders to be Held on TUESDAY, MAY 21, 2024
This Notice, our Proxy Statement, and our combined Annual Report and Annual Report on
Form 10-K for the year ended December 30, 2023 are available at www.proxyvote.com.
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Who Can Vote and How
Who is Entitled To Vote?
You are entitled to vote at the Annual Meeting on Tuesday, May 21, 2024 only if you were a Summit Materials stockholder of record of our Class A Common Stock (each such designation having par value $0.01 per share) at the close of business on March 25, 2024.
On March 25, 2024, we had 175,454,250 shares of Class A Common Stock outstanding and entitled to vote and no shares of Class B Common Stock outstanding and entitled to vote. Holders of shares of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters on which stockholders are entitled to vote generally (except as may be required by law).
Each share of Class A Common Stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.
A majority of the voting power of Class A Common Stock and Class B Common Stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.
How Do I Vote?
We encourage you to vote your shares in advance of the Annual Meeting, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting.
Vote your shares as follows. In all cases, have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.
•	Vote by Internet. Visit www.proxyvote.com 24/7 to vote by internet using your computer.
•	Vote by Telephone. Stockholders of record can call toll-free 1-800-690-6903 24/7 to vote. For beneficial stockholders, please see the voting instruction form 24/7 to vote.
•	Vote by Mail. If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage paid envelope.
•	Vote During the Annual Meeting. You may attend the Annual Meeting and vote during the meeting.
We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that, after you register, access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.
Can I Change My Vote?
If you own common stock of record, you may change your vote at any time before the polls close at the Annual Meeting. You can do this by:
•	Voting again by Internet or telephone prior to 11:59 p.m. Eastern Time on May 21, 2024;
•	Signing another proxy card with a later date and returning it prior to the Annual Meeting; or
•	Voting again during the Annual Meeting.
A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Annual Meeting.
Who Counts The Votes?
We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot, and Broadridge Financial Solutions, Inc. has been appointed to act as Inspector of Election.
When Will The Voting Results Be Announced?
We will announce the preliminary voting results during the Annual Meeting. We will report the final results on our website and in a Current Report on Form 8-K filed with the SEC within four days following the meeting.
60 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Will My Vote Be Confidential?
All stockholder proxies, ballots and tabulations that identify stockholders will be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and to allow the inspectors of election to certify the results of the vote.
Business Taking Place at the Annual Meeting
Which Proposals Are Being Voted On At The Annual Meeting?
•	The election of each of the eleven nominees to the Board named herein;
•	The approval, on a nonbinding advisory basis, of the compensation of our NEOs, as disclosed herein; and
•	The ratification of the appointment of KPMG as our independent registered public accounting firm.
Which Proposals Are “Routine” And Which Are “Non-Routine”?
The ratification of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 28, 2024 is the only routine matter to be presented at the Annual Meeting. The other two matters are non-routine and brokers will not be allowed to vote on this proposal without specific voting instructions from beneficial owners. We do not expect any additional matters will be brought before the Annual Meeting. However, if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion.
How Many Votes Are Needed To Approve Each Proposal?
With respect to the election of directors, a nominee for director shall be elected to the Board by a plurality of the votes cast in respect of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the director nominees with the greatest number of votes cast “FOR”, even if it is less than a majority, will be elected. You may vote “FOR” or “WITHHOLD” with respect to each nominee. A withhold vote in the election of directors will have the same effect as an abstention. Neither a withhold vote nor a broker non-vote will affect the outcome of the election of directors.
The affirmative vote of a majority of the voting power of common stock present in person or represented by proxy and entitled to vote on the matter is required to (i) ratify the appointment of KPMG as our independent registered public accounting firm and (ii) approve, on a nonbinding advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to these matters. For these matters, abstentions are not counted as affirmative votes but are counted as present at the Annual Meeting and entitled to vote and will have the effect of a vote “against” the matter. Broker non-votes, if any, will have no effect on the outcome of these matters.
Proxies
Who Is Soliciting My Proxy?
The Board of Summit Materials is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders.
HOW CAN I REVOKE MY PROXY?
You can revoke your proxy by sending written notice of revocation to our Chief Legal Officer & Secretary at Summit Materials, Inc., 1801 California Street, Suite 3500, Denver, Colorado 80202, by May 20, 2024.
WHAT IS THE COST OF THIS PROXY SOLICITATION?
The Company will pay the costs of preparing, printing, assembling, and mailing the proxy materials used in the solicitation of proxies. Solicitation may be made by our directors, officers, and employees by mail, email, telephone, or in person. Those individuals will receive no additional compensation for solicitation activities. We have hired Georgeson LLC to assist in the solicitation of proxies, who will receive a fee of $20,000, plus reasonable out of pocket costs and expenses, for its services. Broadridge Financial Solutions, Inc. will distribute proxy materials to banks, brokers, and other nominees for forwarding to beneficial owners and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials.
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Getting Our Proxy Statement and Annual Report
HOW CAN I ACCESS PROXY MATERIALS ONLINE?
This Proxy Statement, the accompanying proxy card, and our 2023 Annual Report are being made available to stockholders online at www.proxyvote.com.
Instead of mailing printed copies of these materials, we will send some of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”). If you received a Notice and would prefer to receive a paper copy of our proxy materials, follow the instructions included in the Notice to update your preferences. If you elect to receive our future proxy materials electronically, you will receive access to those materials via e-mail unless and until you elect otherwise.
Why Did My Household Receive A Single Set Of Proxy Materials?
SEC rules permit us to deliver a single copy of our 2023 Annual Report and Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This practice benefits both you and Summit Materials, as it eliminates duplicate mailings and reduces our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by phone at 1-866-540-7095, online at www.proxyvote.com, or by writing to Summit Materials, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you hold your stock in street name, you may receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings on request. You may need to contact your broker directly if you want to discontinue duplicate mailings to your household. You can also register to receive all future stockholder communications electronically, instead of in print. This means that links to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery directly with their bank, brokerage firm, or other nominee. Electronic delivery of stockholder communications helps save the Company money by reducing printing and postage costs.
Future Shareholder Proposals and Nominations
RULE 14A-8 SHAREHOLDER PROPOSAL
Under SEC rules, if you want us to include a proposal in our proxy statement for the 2025 Annual Meeting of Stockholders, we must receive your proposal, submitted in writing to our Chief Legal Officer & Secretary, at Summit Materials, Inc., 1801 California Street, Suite 3500, Denver, Colorado 80202, by December 9, 2024. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.
PROXY ACCESS NOMINATIONS AND OTHER PROPOSALS/NOMINATIONS
Under our Bylaws, a stockholder wishing to bring director nominations or other business before an annual meeting is required to provide advance written notice to the Chief Legal Officer & Secretary of Summit Materials regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2025 Annual Meeting other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws no earlier than January 21, 2025 and no later than February 20, 2025. However, if we hold the 2025 Annual Meeting more than 30 days before, or more than 70 days after, the anniversary of the 2024 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2025 Annual Meeting date, and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting date or the tenth day after public announcement of the 2025 Annual Meeting date. These advance notice provisions do not apply if the stockholder only seeks to include such matters in the proxy statement pursuant to Rule 14a-8.
If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We also reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
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ANNEX A
RECONCILIATION OF
NON-GAAP MEASURES TO
GAAP
The following table reconciles our net income to Adjusted EBITDA for the year ended December 30, 2023.
Year ended December 30, 2023
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)
Net income	$289,626
Interest expense	114,155
Income tax expense	104,838
Depreciation, depletion and amortization	214,418
EBITDA	$723,037
Accretion	3,132
Loss on debt financings	493
Tax receivable agreement benefit	(162,182)
Gain on sale of businesses	(14,966)
Non-cash compensation	20,326
Argos USA acquisition and integration costs	25,591
Other	(17,421)
Adjusted EBITDA	$578,010
Adjusted EBITDA Margin(1)	23.7%
(1)	Adjusted EBTIDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.
The following table reconciles net cash provided by operating activities to free cash flow for year ended December 30, 2023.
Year ended December 30, 2023
($ in thousands)
Net income	$289,626
Non-cash items	302,502
Net income adjusted for non-cash items	592,128
Change in working capital accounts	(153,268)
Net cash provided by operating activities	438,860
Capital expenditures, net of asset sales	(241,195)
Free cash flow	$197,665
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The following table reconciles operating income to adjusted cash gross profit for year ended December 30, 2023.
Year ended December 30, 2023
($ in thousands)
Operating income	$310,630
General and administrative expenses	210,357
Depreciation, depletion, amortization and accretion	217,550
Transaction and integration costs	26,813
Gain on sale of property, plant and equipment	(8,290)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$757,060
The table below reconciles our Adjusted EBITDA to Further Adjusted EBITDA and our calculation of Net Debt to arrive at our Net Leverage Ratio for the year ended December 30, 2023.
Year ended December 30, 2023
($ in thousands)
Adjusted EBITDA	$578,010
Non-Argos USA Acquisition transaction expenses	1,222
EBITDA for certain acquisitions / divestitures(1)	2,345
Further Adjusted EBITDA(2)	581,577
Long-term debt, including current portion	2,304,464
Acquisition related liabilities	35,028
Finance leases and other	18,377
Less: Cash and cash equivalents	(1,155,669)
Net Debt	1,202,200
Net Leverage Ratio(3)	2.1x
(1)	Under the terms of our credit facilities, we include EBITDA from our acquisitions, net of dispositions, in each fiscal year for periods prior to acquisition.
(2)	Further Adjusted EBITDA is defined as Adjusted EBITDA plus transaction costs and the EBITDA contribution of certain recent acquisitions.
(3)	Net Leverage Ratio is defined as Net Debt divided by Further Adjusted EBITDA.
64 | SUMMIT MATERIALS  2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

SCAN TO
VIEW MATERIALS & VOTE

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O SUMMIT MATERIALS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36856-P05205

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUMMIT MATERIALS, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Juan Esteban Calle
02) Joseph S. Cantie
03) Anne M. Cooney
04) Susan A. Ellerbusch
05) Howard L. Lance
06) Irene Moshouris
07) Anne P. Noonan
08) Tamla D. Oates-Forney
09) Jorge Mario Velásquez
10) Anne K. Wade
11) Steven H. Wunning

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Nonbinding advisory vote on the compensation of our named executive officers for 2023.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V36857-P05205

SUMMIT MATERIALS, INC.
Annual Meeting of Stockholders
May 21, 2024, 8:00 A.M., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Anne P. Noonan, Christopher B. Gaskill, and Scott C. Anderson, and each of them, each with full power of substitution, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock of Summit Materials, Inc. (the "Company") that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M., Eastern Time, at The Ritz-Carlton Atlanta, The Congress Room, 181 Peachtree Street, N.E., Atlanta, Georgia 30303 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" all portions of items (1), (2) and (3); and in the proxies' discretion on any other matters coming before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side